Exhibit B-2
                                                         DRAFT
                                                         10/09/95









                     SAVANNAH ECONOMIC DEVELOPMENT AUTHORITY

                                        to

                           __________________________,

                                               Trustee








                                 TRUST INDENTURE








                           Dated as of January 1, 1996


               Relating to Savannah Economic Development Authority
                       Industrial Development Revenue Bonds
                  (Savannah Electric and Power Company Project)
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                                 TRUST INDENTURE

                                TABLE OF CONTENTS


                    (This Table of Contents is for convenience
                       of reference only and is not a part
                             of this Trust Indenture)



           PARTIES ............................................      1

           RECITALS ...........................................      1

           GRANTING CLAUSE ....................................      2

           HABENDUM CLAUSE ....................................      3

                                    ARTICLE I

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4


                                    ARTICLE II

                                    THE BONDS

SECTION 2.01.  Authorized Amount of Bonds  . . . . . . . . . . . .  11

SECTION 2.02.  Issuance of Bonds . . . . . . . . . . . . . . . . .  11

SECTION 2.03.  Form of Bonds.  . . . . . . . . . . . . . . . . . .  16

SECTION 2.04.  Details, Execution and Payment. . . . . . . . . . .  16

SECTION 2.05.  Authentication, Registration, Exchange, Transfer
               and Ownership of Bonds  . . . . . . . . . . . . . .  18

SECTION 2.06.  Delivery of First Series 1996 Bonds; Application of
               Proceeds. . . . . . . . . . . . . . . . . . . . . .  19

SECTION 2.07.  Temporary Bonds . . . . . . . . . . . . . . . . . .  20

SECTION 2.08.  Mutilated, Destroyed or Lost Bonds  . . . . . . . .  21



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SECTION 2.09.  Destruction of Bonds  . . . . . . . . . . . . . . .  21

SECTION 2.10.  Additional Bonds  . . . . . . . . . . . . . . . . .  22


                                   ARTICLE III

                       REDEMPTION OF BONDS BEFORE MATURITY

SECTION 3.01.  Redemption Dates and Prices . . . . . . . . . . . .  23

SECTION 3.02.  Notice of Redemption  . . . . . . . . . . . . . . .  24

SECTION 3.03.  Effect of Call for Redemption . . . . . . . . . . .  25

SECTION 3.04.  Partial Redemption  . . . . . . . . . . . . . . . .  25

SECTION 3.05.  Funds in Trust; Unclaimed Funds . . . . . . . . . .  26

SECTION 3.06.  Special Redemption  . . . . . . . . . . . . . . . .  26

SECTION 3.07.  Sinking Fund  . . . . . . . . . . . . . . . . . . .  27

                                    ARTICLE IV

                           CONVERSION OF INTEREST RATE;
                              DEMAND PURCHASE OPTION

SECTION 4.01.  Conversion of Interest Rate on Optional Conversion
               Date  . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 4.02.  Mandatory Purchase Date . . . . . . . . . . . . . .  29

SECTION 4.03.  Additional Notices  . . . . . . . . . . . . . . . .  30

SECTION 4.04.  Demand Purchase Option  . . . . . . . . . . . . . .  30

SECTION 4.05.  Funds for Purchase of Bonds . . . . . . . . . . . .  31

SECTION 4.06.  Delivery of Purchased Bonds . . . . . . . . . . . .  32

SECTION 4.07.  Delivery of Proceeds of Sale of Purchased Bonds . .  33

SECTION 4.08.  Duties of Trustee and Tender Agent with Respect to
               Purchase of Bonds . . . . . . . . . . . . . . . . .  33


                                    ARTICLE V


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                                GENERAL COVENANTS

SECTION 5.01.  Payment of Principal and Premium, If Any, and
               Interest; Limited Obligation  . . . . . . . . . . .  34

SECTION 5.02.  Performance of Covenants; Issuer  . . . . . . . . .  35

SECTION 5.03.  Instruments of Further Assurance  . . . . . . . . .  35

SECTION 5.04.  Recordation . . . . . . . . . . . . . . . . . . . .  35

SECTION 5.05.  Inspection of Project Books . . . . . . . . . . . .  35

SECTION 5.06.  Rights Under Agreement  . . . . . . . . . . . . . .  36

SECTION 5.07.  Designation of Additional Paying Agents . . . . . .  36

SECTION 5.08.  Existence of Issuer . . . . . . . . . . . . . . . .  36


                                    ARTICLE VI

                                REVENUES AND FUNDS

SECTION 6.01.  Source of Payment of Bonds  . . . . . . . . . . . .  36

SECTION 6.02.  Creation of Bond Fund . . . . . . . . . . . . . . .  37

SECTION 6.03.  Payments into the Bond Fund . . . . . . . . . . . .  37

SECTION 6.04.  Use of Moneys in the Bond Fund  . . . . . . . . . .  37

SECTION 6.05.  Custody of the Bond Fund  . . . . . . . . . . . . .  38

SECTION 6.06.  Non-presentment of Bonds  . . . . . . . . . . . . .  39

SECTION 6.07.  Moneys to Be Held in Trust  . . . . . . . . . . . .  39

SECTION 6.08.  Repayment to the Company from the Bond Fund . . . .  39

SECTION 6.09.  Letter of Credit  . . . . . . . . . . . . . . . . .  40

SECTION 6.10.  Creation of Construction Fund . . . . . . . . . . .  41

SECTION 6.11.  Payments into the Construction Fund . . . . . . . .  41

SECTION 6.12.  Disbursements from the Construction Fund  . . . . .  41



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SECTION 6.13.  Completion of the Project . . . . . . . . . . . . .  42


                                   ARTICLE VII

                                   INVESTMENTS

SECTION 7.01.  Investment of Bond Fund and Construction Fund
               Moneys  . . . . . . . . . . . . . . . . . . . . . .  43

SECTION 7.02.  Permitted Investments . . . . . . . . . . . . . . .  43


                                   ARTICLE VIII

                                 RELEASE OF LIEN

SECTION 8.01.  Release of Lien . . . . . . . . . . . . . . . . . .  44


                                    ARTICLE IX

                    DEFAULT PROVISION AND REMEDIES OF TRUSTEE
                                 AND BONDHOLDERS

SECTION 9.01.  Events of Default . . . . . . . . . . . . . . . . .  47

SECTION 9.02.  Acceleration  . . . . . . . . . . . . . . . . . . .  48

SECTION 9.03.  Other Remedies  . . . . . . . . . . . . . . . . . .  49

SECTION 9.04.  Legal Proceedings by Trustee  . . . . . . . . . . .  49

SECTION 9.05.  Right of Bondholders to Direct Proceedings  . . . .  50

SECTION 9.06.  Appointment of Receivers  . . . . . . . . . . . . .  51

SECTION 9.07.  Waiver  . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 9.08.  Application of Moneys . . . . . . . . . . . . . . .  52

SECTION 9.09.  Remedies Vested in Trustee  . . . . . . . . . . . .  54

SECTION 9.10.  Rights and Remedies of Bondholders  . . . . . . . .  54

SECTION 9.11.  Termination of Proceedings  . . . . . . . . . . . .  55

SECTION 9.12.  Waivers of Events of Default  . . . . . . . . . . .  55


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SECTION 9.13.  Notice of Default under Section 9.01(d);
               Opportunity of Issuer and the Company to Cure Such
               Default . . . . . . . . . . . . . . . . . . . . . .  56

SECTION 9.14.  References to Bank  . . . . . . . . . . . . . . . .  56


                                    ARTICLE X

                          THE TRUSTEE, THE TENDER AGENT
                            AND THE REMARKETING AGENT

SECTION 10.01. Acceptance of the Trusts  . . . . . . . . . . . . .  57

SECTION 10.02. Fees, Charges and Expenses of Trustee . . . . . . .  61

SECTION 10.03. Notice to Bondholders if an Event of Default
               Occurs  . . . . . . . . . . . . . . . . . . . . . .  61

SECTION 10.04. Intervention by Trustee . . . . . . . . . . . . . .  61

SECTION 10.05. Successor Trustee . . . . . . . . . . . . . . . . .  61

SECTION 10.06. Resignation by Trustee  . . . . . . . . . . . . . .  62

SECTION 10.07. Removal of Trustee  . . . . . . . . . . . . . . . .  62

SECTION 10.08. Appointment of Successor Trustee  . . . . . . . . .  62

SECTION 10.09. Concerning Any Successor Trustee  . . . . . . . . .  63

SECTION 10.10. Successor Trustee as Bond Registrar, Custodian of
               Bond Fund and Paying Agent  . . . . . . . . . . . .  63

SECTION 10.11. Trustee and Issuer Required to Accept Directions
               and Actions of Company  . . . . . . . . . . . . . .  63

SECTION 10.12. No Transfer of Letter of Credit Held by the
               Trustee; Exception  . . . . . . . . . . . . . . . .  64

SECTION 10.13. Filing of Certain Continuation Statements . . . . .  64

SECTION 10.14. Tender Agent  . . . . . . . . . . . . . . . . . . .  65

SECTION 10.15. Qualifications of Tender Agent; Resignation;
               Removal . . . . . . . . . . . . . . . . . . . . . .  66

SECTION 10.16. Remarketing Agent . . . . . . . . . . . . . . . . .  66


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SECTION 10.17. Qualifications of Remarketing Agent; Resignation;
               Removal . . . . . . . . . . . . . . . . . . . . . .  67

SECTION 10.18. Authentication of Bonds . . . . . . . . . . . . . .  68

SECTION 10.19. Several Capacities  . . . . . . . . . . . . . . . .  68


                                    ARTICLE XI

                          INDENTURES SUPPLEMENTAL HERETO

SECTION 11.01. Supplemental Indentures Not Requiring Consent of
               Bondholders . . . . . . . . . . . . . . . . . . . .  68

SECTION 11.02. Supplemental Indentures Requiring Consent of
               Bondholders . . . . . . . . . . . . . . . . . . . .  70

SECTION 11.03. Trustee Authorized to Join in Supplements; Reliance
               on Counsel  . . . . . . . . . . . . . . . . . . . .  72


                                   ARTICLE XII

                             AMENDMENT OF AGREEMENT

SECTION 12.01. Amendments, Etc., to Agreement Not Requiring
               Consent of Bondholders  . . . . . . . . . . . . . .  72

SECTION 12.02. Amendments, Etc., to Agreement Requiring Consent of
               Bondholders . . . . . . . . . . . . . . . . . . . .  72

SECTION 12.03. Trustee Authorized to Join in Amendments; Reliance
               on Counsel  . . . . . . . . . . . . . . . . . . . .  73


                                   ARTICLE XIII

                                  MISCELLANEOUS

SECTION 13.01. Consents, Etc., of Bondholders  . . . . . . . . . .  73

SECTION 13.02. Limitation of Rights  . . . . . . . . . . . . . . .  74

SECTION 13.03. Severability  . . . . . . . . . . . . . . . . . . .  74

SECTION 13.04. Notices . . . . . . . . . . . . . . . . . . . . . .  74



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SECTION 13.05. Trustee as Paying Agent and Bond Registrar  . . . .  75

SECTION 13.06. Payments Due on Saturdays, Sundays and Holidays . .  75

SECTION 13.07. Counterparts  . . . . . . . . . . . . . . . . . . .  75

SECTION 13.08. Applicable Provisions of Law  . . . . . . . . . . .  75

SECTION 13.09. Captions  . . . . . . . . . . . . . . . . . . . . .  75

SECTION 13.10. Immunity of Members, Officers and Employees of
               Issuer  . . . . . . . . . . . . . . . . . . . . . .  75


           SIGNATURES  . . . . . . . . . . . . . . . . . . . . . .  76



































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               THIS TRUST INDENTURE made and entered into as of
           January 1, 1996, by and between the SAVANNAH ECONOMIC DEVELOPMENT AUTHORITY, a public body corporate and politic and an instrumentality of the State of Georgia duly organized and existing under the Constitution and laws of the State of Georgia (the "Issuer"), and _________________ ____________________, a _____________________________ duly organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of _____________, with its principal corporate trust office located in __________, ___________, as trustee (the "Trustee").


                                     RECITALS

               A. In furtherance of its statutory purposes, the Issuer has entered into a Lease Agreement dated as of January 1, 1996 (the "Agreement") with Savannah Electric and Power Company (the "Company") providing for the undertaking by the Issuer to acquire, construct, install and equip, and lease to the Company, certain facilities comprising the Project (as defined in the Agreement) in connection with the Company's Plant Kraft (Port Wentworth) in Chatham County, Georgia.

               B. The Agreement provides that, for the purposes therein set forth, the Issuer will issue and sell its Industrial Development Revenue Bonds (Savannah Electric and Power Company Project) in one or more series (the "Bonds"); and that the Issuer will lease the Project to the Company for the rental payments stated in the Agreement.

               C. The execution and delivery of this Indenture (as hereinafter defined) and the Agreement have been in all respects duly and validly authorized by resolution duly adopted by the Issuer.

               D. In order to provide funds for the purposes set forth in the Agreement, the Issuer has duly authorized the issuance and sale of its Industrial Development Revenue Bonds (Savannah Electric and Power Company Project), First Series 1996, in the aggregate principal amount of $____________ (the "First Series 1996 Bonds").

               E. No Letter of Credit (as hereinafter defined) is to be provided in connection with the initial issuance of the First Series 1996 Bonds; however, subsequent to such

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           initial issuance, the Company may, in its sole discretion, furnish a Letter of Credit and, under certain circumstances described in this Indenture, the Company may obtain a Substitute Letter of Credit (as hereinafter defined) in substitution for any Letter of Credit.

               F. All acts, conditions and things required by the Constitution and laws of the State of Georgia to happen, exist and be performed precedent to and in the execution and delivery of this Indenture and the Agreement have happened, exist and have been performed as so required, in order to make this Indenture a valid and binding trust indenture for the security of the Bonds in accordance with its terms and in order to make the Agreement a valid and binding lease agreement in accordance with its terms.

               G. The Trustee has accepted the trusts created by this Indenture and in evidence thereof has joined in the execution hereof.

               NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, and the purchase and acceptance of the Bonds by the holders thereof, and also for and in consideration of the sum of One Dollar ($1.00) to the Issuer in hand paid by the Trustee at or before the execution and delivery of this Indenture, the receipt of which is hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be issued, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become holders thereof, and in order to secure the payment of all Bonds at any time issued and outstanding hereunder and the interest and the redemption premiums, if any, thereon and the Purchase Price (as hereinafter defined) therefor according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions therein or herein contained; the Issuer has executed and delivered this Indenture; the Issuer does hereby bargain, sell, convey, assign and pledge to the Trustee, and grant to the Trustee a security interest in, all rights, title and interests of the Issuer in, to and under the Agreement and all moneys receivable thereunder (except for payments to be received under Sections 4.2 and 5.3 of the Agreement) and all funds held by the Trustee hereunder (other than moneys held for the purchase of Bonds which have not been presented for payment) as security first for the payment of all

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           outstanding First Series 1996 Bonds and any Additional
           Bonds and the interest and the premium, if any, thereon and for the satisfaction of any other obligation assumed by it in connection with all outstanding Bonds at any time issued hereunder, and second, to the Bank for the payment of all amounts owed by the Company to the Bank (as hereinafter defined) pursuant to the Credit Agreement (as hereinafter defined);

               TO HAVE AND TO HOLD the same unto the Trustee and its successors in trust forever;

               IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, for the equal and proportionate benefit and security of all and singular present and future holders of the Bonds issued and to be issued under this Indenture, without preference, priority or distinction as to lien or otherwise, except as otherwise hereinafter provided, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise and for the benefit of the Bank as hereinabove provided;

               PROVIDED, HOWEVER, that if the Issuer, its successors or assigns shall pay or cause to be paid the principal of, premium, if any, and interest on the Bonds due or to become due thereon, at the times and in the manner mentioned in the Bonds, and shall cause the payments to be made into the Bond Fund (as hereinafter defined) as required under
           Article VI hereof or shall provide, as permitted hereby, for the payment thereof pursuant to the provisions of
           Article VIII hereof, and shall perform all the covenants and conditions required of it by this Indenture, and shall pay or cause to be paid to the Trustee and any additional paying agents all sums of money due or to become due to them in accordance with the terms and provisions hereof, then upon such final payments this Indenture and the rights hereby granted shall terminate and the Trustee shall release this Indenture and shall execute such documents to evidence such termination and release as may be reasonably required by the Issuer; otherwise this Indenture is to be and shall remain in full force and effect.

               THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds from time to time issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights and interests, including, without limitation, the amounts hereby assigned and pledged, are to be dealt with and disposed of subject

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           to the terms of this Indenture, and the Issuer agrees with the Trustee and with the respective holders and owners, from time to time, of said Bonds, or part thereof, as follows:


                                    ARTICLE I

                                   DEFINITIONS


               The terms "Agreement", "Company" and "Issuer" have the same meanings given and assigned to such words in the Recitals hereto. The terms "Completion Date", "Cost of Construction" and "Project" defined in Article I of the Agreement shall have the same meanings in this Indenture. In addition, the following words and phrases shall have the following meanings:

               "Act" means all applicable provisions of the Constitution and laws of the State of Georgia with respect to the Issuer including specifically, but without limitation, the Amendments to the Constitution of the State of Georgia contained in Georgia Laws 1951, page 854 et seq., Georgia Laws 1965, page 675 et seq., and Georgia Laws 1972, page 1569 et seq., and those acts of the General Assembly contained in Georgia Laws 1925, page 1451 et seq., Georgia Laws 1951, page 190 et seq., Georgia Laws 1955, page 170 et seq., Georgia Laws 1956, page 329 et seq., Georgia Laws 1958, page 2459 et seq., Georgia Laws 1961, page 2958 et seq., Georgia Laws 1966, page 2544 et seq., Georgia Laws 1967, page 2062 et seq., Georgia Laws 1972, page 1186 et seq., Georgia Laws 1975, page 3131 et seq., Georgia Laws 1977, pages 184 et seq., and 898 et seq., Georgia Laws 1989, page 380 et seq., Georgia Laws 1982, page 993 et seq., and Georgia Laws 1989, page 47 et seq.

               "Act of Bankruptcy" means the filing of a petition in bankruptcy (or any other commencement of a bankruptcy or similar proceeding) by or against the Company or the Issuer under any applicable bankruptcy, insolvency, reorganization or similar law, now or hereafter in effect.

               "Additional Bonds" means the bonds authorized to be issued under Section 2.10 of this Indenture.

               "Adjustable Rate" means the interest rate borne by the First Series 1996 Bonds from the date of initial issuance

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           and delivery thereof to (but not including) the Conversion
           Date, as said rate is determined in accordance with Section 2.02(c) hereof.

               "Authorized Denominations" means (i) prior to the Conversion Date, denominations of $100,000 or integral multiples of $5,000 in excess thereof, and (ii) from and after the Conversion Date, denominations of $5,000 or integral multiples thereof.

               "Available Moneys" means (a) with respect to any payment date occurring during the term of the Letter of Credit, (i) moneys drawn under the Letter of Credit, or
           (ii) moneys deposited into the Bond Fund pursuant to
           Section 6.03 hereof or moneys deposited directly by the Company with the Trustee, in any such case, which moneys have been on deposit with the Trustee for at least 123 days during and prior to which no Act of Bankruptcy shall have occurred, or (iii) the proceeds of the sale of refunding obligations, if, in the opinion of nationally recognized counsel experienced in bankruptcy matters, the application of such moneys will not constitute a voidable preference in the event of the occurrence of an Act of Bankruptcy, or
           (iv) the proceeds from investment of moneys qualifying as Available Moneys under clause (i), (ii) or (iii) above, and
           (b) with respect to any payment date not occurring during the term of the Letter of Credit, any moneys held by the Trustee and the proceeds from the investment thereof. Notwithstanding the foregoing, when used with respect to payment of any amounts due in respect of any Pledged Bonds, the term "Available Moneys" shall mean any moneys held by the Trustee and the proceeds from the investment thereof, except for moneys drawn under the Letter of Credit.

               "Bank" means any issuer of a Letter of Credit.

               "Bonds" means the bonds authorized to be issued under Sections 2.02 and 2.10 of this Indenture.

               "Bond Fund" means the trust fund created by
           Section 6.02 of this Indenture.

               "Bond Registrar" means the party so designated pursuant to Section 13.05 hereof and its successors and assigns.

               "Bondholder" or "Holder" or "owner of the Bonds" means the person in whose name any Bond is registered.

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               "Business Day" means a day, other than a Saturday or
           Sunday, on which the Bank, the Trustee and commercial banks located in Atlanta, Georgia and New York City, New York, are open for the purpose of conducting a commercial banking business.

               "Construction Fund" means the trust fund created by
           Section 6.10 of this Indenture.

               "Conversion Date" or "Optional Conversion Date" means the Interest Payment Date, which shall be a Business Day, from and after which the interest rate on the Bonds is converted from the Adjustable Rate to the Fixed Rate as a result of the exercise by the Company of the Conversion Option.

               "Conversion Option" means the option granted to the Company in Section 4.01 hereof pursuant to which the interest rate on the Bonds is converted from the Adjustable Rate to the Fixed Rate as of the Optional Conversion Date.

               "Credit Agreement" means the letter of credit agreement or reimbursement or similar agreement between the Company and any Bank and any amendments and supplements thereto.

               "Demand Purchase Option" means the option granted to owners of Bonds, while the Bonds bear interest at the Adjustable Rate, to require that Bonds be purchased prior to the Conversion Date pursuant to Section 4.04 hereof.

               "event of default" means any occurrence or event described in Section 9.01 hereof.

               "Fixed Rate" means the fixed, non-floating interest rate in effect on the Bonds from and after the Conversion Date, as said rate is determined in accordance with Section 2.02(d) hereof.

               "Government Obligations" means (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged, or (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the payment of the principal of and premium, if any, and interest on which is fully and unconditionally guaranteed as a full faith and credit obligation by the United States of America.

               "Indenture" means this Trust Indenture and any indenture supplemental hereto.

               "Interest Payment Date" means (i) so long as the Bonds bear interest at the Adjustable Rate, the Interest Payment Date for each Interest Period shall be the first day of the next succeeding Interest Period; provided, that so long as the Interest Period is one week in duration, the term Interest Payment Date shall mean the first day of each calendar month, and (ii) so long as the Bonds bear interest at the Fixed Rate, January 1 and July 1 in each year, commencing on the January 1 or July 1 next succeeding the Conversion Date.

               "Interest Period" means the period from the date of initial issuance and delivery of the Bonds to and including the next succeeding Tuesday (unless the Bonds are issued and delivered on a Tuesday, in which case the first Interest Period shall include only such Tuesday), and each period of one week's duration thereafter, commencing on Wednesday of each week and continuing through Tuesday of the following week. At the option of the Company, the duration of the Interest Period may be adjusted in accordance with the provisions of Section 2.02(c)(ii) hereof, in which event the term "Interest Period" shall mean (i) for any period of time of one week's duration, the period commencing Wednesday of each week and continuing through Tuesday of the following week, (ii) for any period of time of one month's duration, the period commencing on the first day of each calendar month and terminating on the last day of such month, (iii) for any period of time of three month's duration, the period commencing on the first day of the first calendar month and terminating on the last day of the third calendar month, and (iv) for any period of time of six month's duration, the period commencing on the first day of the first calendar month and terminating on the last day of the sixth calendar month. Under no circumstances shall the Interest Period exceed six months in duration. The duration of the Interest Period may be adjusted effective only on the day following the last day of the preceding Interest Period; provided, however, that an Interest Period of one week's duration may be adjusted to any other authorized duration only on the first day of each calendar month. In the event the duration of the Interest Period is to be adjusted from one week to another authorized duration pursuant to the provisions of Section 2.02(c)(ii) of this Indenture, and the expiration of the last Interest Period prior to the first calendar day of the month does not occur on the last day of a calendar month, then in such event the duration of such Interest Period shall be increased or decreased at the discretion of the Remarketing Agent, by not more than six (6) days, in order to cause the expiration of such Interest Period to occur on the last day of the calendar month.

               "Letter of Credit" means any letter of credit, line of credit, insurance policy or other credit facility provided by the Company pursuant to Section 3.5 of the Agreement, including any Substitute Letter of Credit.

               "Letter of Credit Termination Date" means the later of
           (i) that date upon which the Letter of Credit shall expire or terminate pursuant to its terms, or (ii) that date to which the expiration or termination of the Letter of Credit may be extended, from time to time, either by extension or renewal of the existing Letter of Credit or the issuance of a Substitute Letter of Credit.

               "Mandatory Purchase Date" means the Interest Payment Date immediately preceding the Letter of Credit Termination Date.

               "Maximum Interest Rate" means, so long as the Bonds bear interest at the Adjustable Rate, an interest rate per annum equal to the lesser of (i) the maximum rate permitted by law and (ii) 12%, and otherwise shall mean the maximum rate permitted by law.

               "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company with the approval of the Remarketing Agent, by notice to the Trustee.

               "Outstanding" or "Bonds outstanding" means all Bonds which have been authenticated and delivered by the Trustee under this Indenture, except:

                    (a) Bonds cancelled after purchase or because of payment at or redemption prior to maturity;

                    (b)  Bonds deemed to be paid in accordance with
               Article VIII hereof;

                    (c) Bonds in exchange for which, or upon the transfer of which, other Bonds have been authenticated under Section 2.05 hereof;

                    (d) Bonds in lieu of which other Bonds have been authenticated under Sections 2.07 and 2.08 hereof; and

                    (e)  Untendered Bonds (as defined in Sections
               2.02(c)(ii), 4.01 and 4.02 hereof).

               "Par" means one hundred percent (100%) of the principal amount of any Bond, or of the aggregate principal amount of the Bonds outstanding, as the context may require, exclusive of accrued interest.

               "Paying Agent" means the party so designated under
           Section 13.05 hereof and its successors and assigns, and such additional Paying Agents as may be designated pursuant to Section 5.07 hereof.

               "Pledge Agreement" means the pledge and security agreement or other similar agreement between the Company and any Bank, and any amendments or supplements thereto.

               "Pledged Bonds" means any Bonds which shall, at the time of determination thereof, be held by the Bank pursuant to the Pledge Agreement.

               "Preliminary Interest Rate" means the preliminary interest rate required to be determined by the Remarketing Agent upon any change in the duration of the Interest
           Period.

               "Preliminary Rate Determination Date" means the fifteenth (15th) day next preceding the Rate Determination Date (or if such date is not a Business Day, then the Business Day immediately preceding such date).

               "Purchase Price" means an amount equal to 100% of the principal amount of any Bond tendered or deemed tendered pursuant to Section 2.02(c)(ii), 4.01, 4.02 or 4.04 hereof, plus, in the case of purchase pursuant to Section 4.04 hereof, accrued and unpaid interest thereon to the date of purchase.

               "Rate Determination Date" means the first day of each Interest Period that has a duration different from the preceding Interest Period, on which date the Remarketing Agent shall establish the Adjustable Rate for such Interest Period (or if such date is not a Business Day, then the Business Day immediately preceding such date).

               "Rating Agency" means Moody's when the Bonds are rated by Moody's, and S&P when the Bonds are rated by S&P.

               "Record Date" means (a) so long as the Bonds bear interest at the Adjustable Rate, that day which is the second (2nd) Business Day next preceding any Interest Payment Date, and (b) so long as the Bonds bear interest at the Fixed Rate, the fifteenth (15th) day of the month next preceding any Interest Payment Date.

               "Remarketing Agent" means the Remarketing Agent acting as such under the Remarketing Agreement. "Principal
           Office" of the Remarketing Agent means the principal office of the Remarketing Agent designated in the Remarketing
           Agreement.

               "Remarketing Agreement" means the Remarketing Agreement dated as of the date of this Indenture between the Company and the Remarketing Agent, and any amendments or supplements thereto or any successor agreement.

               "S&P" means Standard & Poor's Corporation, a corporation organized and existing under the laws of the State of New York, its successors and their assigns and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company with the approval of the Remarketing Agent, by notice to the Trustee.

               "Substitute Letter of Credit" means a letter of credit, line of credit, insurance policy or other credit facility delivered to the Trustee in accordance with Section 3.5(b) of the Agreement (i) issued by the Bank, (ii) replacing any existing Letter of Credit, (iii) dated as of a date prior to the expiration or termination date of the Letter of Credit for which the same is to be substituted, (iv) which shall expire on a date which is at least six (6) days after an Interest Payment Date, and (v) issued on substantially identical terms and conditions as the then existing Letter of Credit, except that the Substitute Letter of Credit may expire on a date which is later than the expiration date of the Letter of Credit being replaced, and except that the stated amount of the Substitute Letter of Credit shall equal the sum of (a) the aggregate principal amount of Bonds at the time outstanding plus (b) an amount equal to at least 50 days' interest (computed at the Maximum Interest Rate) on all Bonds at the time outstanding.

               "Tender Agent" means _____________________, a _________
           ______________, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor Tender Agent at the time serving as successor Tender Agent hereunder. "Principal Office" of the Tender Agent means the address specified pursuant to Section 10.14 hereof.

               "Tender Date" means (i) during any Interest Period of other than one week's duration, any Interest Payment Date,
           (ii) during any Interest Period of one week's duration, the seventh (7th) day (unless such day is not a Business Day, in which case the next Business Day) following receipt by the Tender Agent of notice from the owner that such owner has elected to tender Bonds (as more fully described in Section 4.04 hereof), and (iii) the Conversion Date.

               "Trustee" means the trustee serving as such under this Indenture, including any successor Trustee serving or appointed pursuant to Section 10.05 or 10.08 hereof.


                                    ARTICLE II

                                    THE BONDS

               SECTION 2.01. Authorized Amount of Bonds. No bonds may be issued under the provisions of this Indenture except in accordance with this Article II.

               SECTION 2.02.  Issuance of Bonds.

               (a) There shall be initially issued under and secured by this Indenture Bonds of the Issuer, in the aggregate principal amount of __________________________ Dollars
               ($____________), for the purposes set forth in the Agreement. Said Bonds shall be designated "Savannah Economic Development Authority Industrial Development Revenue Bonds (Savannah Electric and Power Company

               Project), First Series 1996", shall bear interest at the rates set forth in this Indenture and shall mature, subject to prior redemption as hereinafter set forth, on the 1st day of January, 2026.

               (b) The First Series 1996 Bonds shall bear interest at the Adjustable Rate, as the same shall be determined from time to time pursuant to the provisions of Section 2.02(c) hereof, calculated on the basis of (i) actual days elapsed in a 365- or 366-day year, as the case may be, so long as the Interest Period is one week or one month in duration, and (ii) a 360-day year comprised of twelve 30-day months, so long as the Interest Period is three months or six months in duration, until the earlier of the Conversion Date or maturity. From and after the Conversion Date, the First Series 1996 Bonds shall bear interest at the Fixed Rate, determined in accordance with Section 2.02(d) hereof, on the basis of a 360-day year comprised of twelve 30-day months.

               Anything herein contained to the contrary notwithstanding, at no time shall the Adjustable Rate exceed the Maximum Interest Rate.

               (c) (i) Prior to the Conversion Date, the First Series 1996 Bonds shall bear interest at the Adjustable Rate, as hereinafter described. The Adjustable Rate for each Interest Period will be determined by the Remarketing Agent on the first day of each such Interest Period, as follows: the interest rate for each Interest Period shall be established at a rate equal to the interest rate per annum that, in the sole judgment of the Remarketing Agent, taking into account prevailing financial market conditions, would be the minimum interest rate required to sell the First Series 1996 Bonds at a price of Par on the date of such determination. Upon determining the Adjustable Rate for each Interest Period, the Remarketing Agent shall notify the Trustee and the Company of such rate by telephone or such other manner as may be appropriate by not later than 2:00 P.M., Atlanta, Georgia time on the date of such determination, which notice shall be promptly confirmed in writing. Notwithstanding the foregoing, no adjustment shall be made to the Adjustable Rate for an Interest Period commencing after the second (2nd) Business Day prior to any Interest Payment Date or a date fixed for redemption, and the First Series 1996 Bonds shall bear interest during such

               Interest Period at the rate in effect during the immediately preceding Interest Period.

                    (ii) The Company is authorized to adjust the duration of the Interest Period prior to the Conversion Date and, in that connection, shall instruct the Remarketing Agent, not later than the fifth day prior to the Preliminary Rate Determination Date, to compute the Adjustable Rate on the basis of an Interest Period of one week, one month, three months or six months. In the event the Company elects to adjust the duration of the Interest Period, the Company shall notify the Trustee in writing, on the date such instruction is provided to the Remarketing Agent, of such an election with respect to the Interest Period and of the Rate Determination Date on which such new Interest Period shall commence.

                    Following receipt of instructions from the Company
               regarding the computation of the Adjustable Rate based upon a change in the duration of the Interest Period, the Remarketing Agent shall, on the Preliminary Rate Determination Date, determine the Preliminary Interest Rate for the First Series 1996 Bonds. Upon determining the Preliminary Interest Rate, the Remarketing Agent shall notify the Trustee and the Company thereof by telephone or such other manner as may be appropriate by not later than 2:00 P.M., Atlanta, Georgia time on the date of such determination, which notice shall be promptly confirmed in writing.

                    The Trustee shall then mail notice to the
               registered owners of such Bonds in the form attached hereto as Exhibit "C", not more than two Business Days following the Preliminary Rate Determination Date, stating (i) that the duration of the Interest Period will be adjusted as of the first day of the next succeeding Interest Period and specifying the duration of the Interest Period and the date of the commencement of such Interest Period; (ii) the Preliminary Interest Rate; (iii) that the Remarketing Agent will determine the Adjustable Rate for such Interest Period on the Rate Determination Date and that in no event will such rate be lower than the Preliminary Interest Rate;
               (iv) that the date of commencement of such Interest Period is a Tender Date, and that the owners of such Bonds shall be deemed to have tendered their Bonds on such Tender Date unless the owners of such Bonds have directed the Trustee not to purchase their Bonds on such Tender Date by providing the notice described below; (v) that if such notice of election not to tender is given by the owners to the Trustee within the period set forth in such notice, then the owners of such Bonds will not be entitled to tender such Bonds until the next succeeding Tender Date; and (vi) that any election not to tender given in accordance with such procedure will be irrevocable.

                    As described above, the owner of a Bond that is
               subject to mandatory tender because the Company has elected to change the duration of the Interest Period shall have the option to make an irrevocable election not to tender such Bond for purchase on the Tender Date. In order to exercise such option, the owner of such Bond shall give to the Trustee on or prior to 12:30 P.M., Atlanta, Georgia time, on the seventh (7th) day preceding such Tender Date (or, if such day is not a Business Day, the next preceding Business Day) written notice stating (a) the principal of the Bonds which the owner elects not to tender, (b) the Bond numbers of such Bonds, (c) that such owner irrevocably elects not to tender such Bonds on such Tender Date, and (d) that such owner acknowledges that the duration of the next Interest Period will differ from the duration of the Interest Period then ending.

                    Owners of Bonds not providing the Trustee with the
               notice described above shall be required to tender their Bonds to the Tender Agent for purchase at the Purchase Price, and any such Bonds not so tendered on the Rate Determination Date ("Untendered Bonds") for which there has been irrevocably deposited in trust with the Tender Agent an amount of moneys sufficient to pay the Purchase Price of the Untendered Bonds, shall be deemed to have been purchased pursuant to this
               Section 2.02(c)(ii). IN THE EVENT OF A FAILURE BY AN OWNER OF BONDS (OTHER THAN AN OWNER OF BONDS WHO HAS GIVEN NOTICE AS PROVIDED ABOVE) TO TENDER ITS BONDS ON OR PRIOR TO THE RATE DETERMINATION DATE, SAID OWNER SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST TO ACCRUE SUBSEQUENT TO THE RATE DETERMINATION
               DATE) OTHER THAN THE PURCHASE PRICE FOR SUCH UNTENDERED BONDS, AND ANY UNTENDERED BONDS SHALL NO LONGER BE ENTITLED TO THE BENEFITS OF THIS INDENTURE, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREFOR.

                    On the Rate Determination Date, the Remarketing
               Agent shall establish the Adjustable Rate for the First Series 1996 Bonds for the Interest Period commencing on the Rate Determination Date, and shall notify the Trustee and the Company thereof by telephone or such other manner as may be appropriate by not later than 2:00 P.M., Atlanta, Georgia time on the date of such determination, which notice shall be promptly confirmed in writing. The Preliminary Interest Rate and the Adjustable Rate on the First Series 1996 Bonds for such Interest Period shall be established at a rate equal to the interest rate per annum that, in the sole judgment of the Remarketing Agent, taking into account prevailing financial market conditions, would be the minimum interest rate required to sell the First Series 1996 Bonds at a price of Par on the Rate Determination Date; provided, that the Adjustable Rate on the First Series 1996 Bonds for such Interest Period shall in no event be less than the Preliminary Interest Rate. The Adjustable Rate determined by the Remarketing Agent for the First Series 1996 Bonds will take effect on the first day of the Interest Period for which such rate was determined.

                    (iii) The determination of the Adjustable Rate (absent manifest error) shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Bank, the Tender Agent, the Bond Registrar and the owners of the Bonds. If for any reason the Remarketing Agent shall fail to establish the Adjustable Rate for any Interest Period, the First Series 1996 Bonds shall bear interest during such Interest Period at the Adjustable Rate in effect during the immediately preceding Interest Period.

               (d) (i) On and after the Conversion Date, the interest rate shall be the Fixed Rate, determined as follows: commencing on the Conversion Date and thereafter through and including the maturity or prior redemption of the First Series 1996 Bonds, the Fixed Rate shall be the interest rate per annum which, in the sole judgment of the Remarketing Agent, taking into account prevailing financial market conditions, would be the minimum interest rate required to sell such Bonds on the Conversion Date at a price equal to Par. The Fixed Rate shall be determined by the Remarketing Agent on or before the second (2nd) Business Day preceding the Conversion Date, and the Remarketing

               Agent shall notify the Trustee and the Company thereof by telephone or such other manner as may be appropriate by not later than 2:00 P.M., Atlanta, Georgia time on such date, which notice shall be promptly confirmed in writing.

                    (ii) The determination of the Fixed Rate by the Remarketing Agent in accordance with the provisions of this Section (absent manifest error) shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Bank, the Tender Agent, the Bond Registrar and the owners of all the Bonds.

               SECTION 2.03. Form of Bonds. The definitive Bonds are issuable as fully registered Bonds without coupons in Authorized Denominations. The definitive Bonds bearing interest at the Adjustable Rate shall be substantially in the form set forth in Exhibit "A" hereto, and the definitive Bonds bearing interest at the Fixed Rate shall be substantially in the form set forth in Exhibit "B" hereto, in each case with such appropriate variations, omissions and insertions as are permitted or required by this Indenture, and may have endorsed thereon such legends or text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or any usage or requirement of law with respect thereto.

               SECTION 2.04. Details, Execution and Payment. Each Bond of each series shall bear interest from the latest Interest Payment Date to which interest has been paid or duly provided for on the Bonds of such series preceding the date of authentication, unless such date of authentication is an Interest Payment Date to which interest is being paid or duly provided for on the Bonds of such series, in which case it shall bear interest from such date of authentication, provided that Bonds of each series authenticated prior to the first Interest Payment Date of such series shall bear interest from the date of initial issuance and delivery of such series.

               The Bonds shall be executed by the facsimile signature of the President or Vice Chairman of the Issuer and the official seal of the Issuer or a facsimile thereof shall be affixed thereto and attested by the manual or facsimile signature of the Secretary or Assistant Secretary of the Issuer. The validation certificate on the Bonds shall be executed by the manual or facsimile signature of the Clerk of the Superior Court of Chatham County, Georgia.

               All authorized facsimile signatures shall have the same force and effect as manual signatures.

               In case any officer whose signature or facsimile signature shall appear on any Bonds shall cease to be such officer before the delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes as if he had remained in office until such delivery, and also any Bond may be signed by or bear the facsimile signature of such persons as at the actual time of the execution of such Bond shall be the proper officers to sign such Bond although at the date of such Bond such persons may not have been such officers.

               The principal of and premium, if any, and interest on the Bonds shall be payable in any coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts. The principal of and premium, if any, on all Bonds shall be payable at the principal corporate trust office of the Trustee, and payment of the interest on each Bond shall be made by the Trustee on each Interest Payment Date to the person appearing on the registration books of the Issuer hereinafter provided for as the owner thereof at the close of business on the Record Date with respect to such Interest Payment Date, by check or draft mailed to such owner at his address as it appears on such registration books; provided that, prior to the Conversion Date, any Holder of a First Series 1996 Bond or Bonds in an aggregate principal amount of not less than $500,000 may, by prior written instructions filed with the Trustee (which instructions shall remain in effect until revoked by subsequent written instructions), instruct that interest payments for any period prior to the Conversion Date be made by wire transfer to an account in the continental United States. Payment of the principal of and premium, if any, on all Bonds shall be made upon the presentation and surrender of such Bonds as the same shall become due and payable.

               The person in whose name any First Series 1996 Bond is registered at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such First Series 1996

           Bond upon any transfer or exchange thereof subsequent to the Record Date and prior to such Interest Payment Date, except if and to the extent there shall be a default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name such First Series 1996 Bond (or any First Series 1996 Bond or Bonds issued, directly or after intermediate transactions, upon transfer or exchange or in substitution thereof) is registered on a subsequent record date for such payment established as hereinafter provided. A subsequent record date may be established by the Issuer at the direction of the Company by notice mailed to the holders of the First Series 1996 Bonds not less than ten days preceding such record date, which record date shall not be less than five nor more than thirty days prior to the subsequent interest payment date.

               SECTION 2.05. Authentication, Registration, Exchange, Transfer and Ownership of Bonds. Only such of the Bonds as shall have endorsed thereon a certificate of authentication substantially in the form set forth in Exhibits "A" and "B" hereto, duly executed by the Trustee, shall be entitled to any benefit or security under this Indenture. No Bond shall be valid or obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee, and such certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been duly authenticated and delivered under this Indenture. The Trustee's certificate of authentication on any Bond shall be deemed to have been duly executed if signed by an authorized representative of the Trustee, but it shall not be necessary that the same person sign the certificate of authentication on all of the Bonds that may be issued hereunder at any one time.

               Bonds, upon surrender thereof at the principal corporate trust office of the Trustee, may, at the option of the owner thereof, be exchanged for an equal aggregate principal amount of Bonds of the same series and maturity and of any Authorized Denomination or Denominations.

               The Issuer shall make provision for the exchange of Bonds at the principal corporate trust office of the Trustee.

               The Trustee is hereby appointed as Bond Registrar and as such shall keep books for the registration and for the registration of transfer of Bonds as provided in this Indenture.

               The transfer of any Bond may be registered only upon the books kept for the registration and registration of transfer of Bonds upon surrender thereof to the Bond Registrar together with an assignment duly executed by the owner or his attorney or legal representative in such form as shall be satisfactory to the Bond Registrar. Upon any such registration of transfer the Issuer shall execute and the Trustee shall authenticate and deliver in exchange for such Bond a new Bond or Bonds, registered in the name of the transferee, of any Authorized Denomination or Denominations in an aggregate principal amount equal to the principal amount of such Bond and of the same series and maturity.

               In all cases in which Bonds shall be exchanged or the transfer of Bonds shall be registered hereunder, the Issuer shall execute and the Trustee shall authenticate and deliver at the earliest practicable time Bonds in accordance with the provisions of this Indenture. All Bonds surrendered in any such exchange or registration of transfer shall forthwith be cancelled by the Trustee. The Issuer or the Trustee may make a charge for every such exchange or registration of transfer of Bonds sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such exchange or registration of transfer, and such charge shall be paid before any such new Bonds shall be delivered.

               As to any Bond, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of the principal of or interest on any such Bond shall be made only to or upon the order of the owner thereof or his legal representative. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond, including the interest thereon, to the extent of the sum or sums so paid. Neither the Issuer, the Trustee, the Tender Agent, the Paying Agent, the Remarketing Agent, the Company nor the Bond Registrar shall be affected by any notice to the contrary.

               SECTION 2.06. Delivery of First Series 1996 Bonds; Application of Proceeds. Upon the execution and delivery of this Indenture, the Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate the First

           Series 1996 Bonds and deliver them to the purchasers thereof as directed by the Issuer as hereinafter in this
           Section 2.06 provided.

               Prior to the delivery by the Trustee of any such Bonds, there shall be delivered to the Trustee:

                    (a)  A copy, certified by the Secretary or
               Assistant Secretary of the Issuer, of the resolutions adopted by the Issuer authorizing the execution and delivery of the Agreement, and authorizing the execution and delivery of this Indenture and the issuance of the First Series 1996 Bonds.

                    (b)  An executed counterpart of the Agreement.

                    (c) A request and authorization to the Trustee on behalf of the Issuer, signed by the President or Vice Chairman of the Issuer, to authenticate and deliver the First Series 1996 Bonds to the purchasers therein identified upon payment to the Trustee, but for the account of the Issuer, of a sum specified in such request and authorization.

               Upon the issuance and delivery of the First Series 1996 Bonds, the Trustee shall apply the proceeds from the sale of the First Series 1996 Bonds as follows:

                    (a) The accrued interest (if any) received from the sale of the First Series 1996 Bonds shall be deposited in the Bond Fund; and

                    (b)  The balance of such proceeds shall be
               deposited in the Construction Fund.

               SECTION 2.07. Temporary Bonds. Until definitive Bonds are ready for delivery, there may be executed, and upon request of the Issuer the Trustee shall authenticate and deliver, in lieu of definitive Bonds and subject to the same limitations and conditions, temporary printed, engraved, lithographed or typewritten Bonds, in the form of registered Bonds without coupons in Authorized Denominations, as the Issuer by resolution may provide, substantially of the tenor herein set forth and with such appropriate omissions, insertions and variations as may be required.

               Until definitive Bonds are ready for delivery, any temporary Bond may, if so provided by the Issuer by resolution, be exchanged at the principal corporate trust office of the Trustee, without charge to the holder thereof, for an equal aggregate principal amount of temporary Bonds of like tenor and of the same series and maturity.

               If temporary Bonds shall be issued, the Issuer shall cause the definitive Bonds to be prepared and to be executed and delivered to the Trustee, and the Trustee, upon presentation to it at its principal corporate trust office of any temporary Bond, shall cancel the same and authenticate and deliver in exchange therefor at the principal corporate trust office of the Trustee, without charge to the Holder thereof, a definitive Bond or Bonds of an equal aggregate principal amount, of the same maturity and having the same terms as the temporary Bond surrendered. Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefit and security of this Indenture as the definitive Bonds to be issued and authenticated hereunder.

               SECTION 2.08. Mutilated, Destroyed or Lost Bonds. In case any Bond secured hereby shall become mutilated or be destroyed or lost, the Issuer shall cause to be executed, and the Trustee shall authenticate and deliver, a new Bond of like date and tenor in exchange and substitution for and upon the cancellation of such mutilated Bond, or in lieu of and in substitution for such Bond destroyed or lost, upon the Holder's paying the reasonable expenses and charges of the Issuer and the Trustee in connection therewith and, in the case of a Bond destroyed or lost, his filing with the Trustee evidence satisfactory to it and to the Issuer that such Bond was destroyed or lost, and of his ownership thereof, and furnishing the Issuer and the Trustee indemnity satisfactory to them.

               SECTION 2.09. Destruction of Bonds. All Bonds paid, redeemed or purchased, either at or before maturity, shall be cancelled upon the payment, redemption or purchase of such Bonds and shall be delivered to the Trustee when such payment, redemption or purchase is made. All Bonds cancelled under any of the provisions of this Indenture shall be destroyed, in accordance with applicable law, by the Trustee, which shall execute a certificate in triplicate describing the Bonds so destroyed, and one executed certificate shall be filed with the Issuer and one with the Company and the other executed certificate shall be retained by the Trustee.

               SECTION 2.10. Additional Bonds. Additional Bonds may be issued under and secured by this Indenture at one time or from time to time, in addition to the First Series 1996 Bonds and, subject to the conditions hereinafter provided in this Section 2.10, for the purpose of providing funds to pay the Cost of Construction, to the extent that such Cost exceeds the amounts theretofore drawn and available to be drawn from the Construction Fund, as well as for the purpose of providing funds for refunding any of the Bonds then outstanding of any series, including the payment of any redemption premium thereon, interest to accrue to the selected redemption date, any serial maturities to become due prior to the selected redemption date and any expenses in connection with such refunding. Before any Additional Bonds shall be issued under the provisions of this
           Section 2.10, the Issuer shall adopt a resolution authorizing the issuance of such Additional Bonds, fixing the amount thereof and describing in brief and general terms the purpose or purposes for which such Additional Bonds are being issued. Such Additional Bonds shall be dated, shall be designated, shall be stated to mature on such date and in such year or years, shall bear interest at such rate or rates not exceeding the maximum rate then permitted by law, and may be made redeemable at such times and prices (subject to the provisions of Article III of this Indenture), all as may be provided by the resolution authorizing the issuance of such Additional Bonds. Except as to any difference in the date, the maturity or maturities, the rate or rates of interest or the provisions for redemption by sinking fund or otherwise, such Additional Bonds shall be on a parity with and shall be entitled to the same benefit and security of this Indenture as the First Series 1996 Bonds, except that, anything herein contained to the contrary notwithstanding, if a Letter of Credit is in effect securing any series of Bonds, such Letter of Credit will continue to secure only such series and will not secure any other series of Bonds.

               Such Additional Bonds shall be executed substantially in the form and manner hereinabove set forth and shall be deposited with the Trustee for authentication, but before such Additional Bonds shall be authenticated and delivered by the Trustee, there shall be delivered to the Trustee the following:

                    (a)  a copy, certified by the Secretary or
               Assistant Secretary of the Issuer, of the resolution adopted by the Issuer authorizing the issuance of such Additional Bonds in the amount specified therein and providing for the application of the proceeds;

                    (b) a certificate stating that the Company has approved the issuance of such Additional Bonds, including the terms, manner of issuance, purchase price and disposition of the proceeds thereof, and the terms and conditions of any supplement to this Indenture entered into in connection with such Additional Bonds; and

                    (c) an executed counterpart of any amendment to the Agreement.


                                   ARTICLE III

                       REDEMPTION OF BONDS BEFORE MATURITY


               SECTION 3.01.  Redemption Dates and Prices.

                    (a) The First Series 1996 Bonds are non-callable for redemption except as provided in this Section 3.01.

                    (b) The Bonds are subject to redemption, at the direction of the Company, pursuant to the special redemption provisions of Section 3.06 hereof at the times specified in the notice given by the Issuer as provided in Section 3.06 hereof at the principal amount thereof plus accrued interest to the redemption date but without premium.

                    (c) On or prior to the Conversion Date, the First Series 1996 Bonds are subject to redemption, at the direction of the Company, in whole on any Business Day or in part on any Interest Payment Date at a redemption price equal to the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date but without premium.

               After the Conversion Date, the First Series 1996 Bonds are subject to redemption, at the direction of the Company, in whole or in part at any time on or after the First Day of Redemption Period as described below, at the principal amount thereof, plus a redemption premium (expressed as a percentage of principal amount) plus accrued interest thereon to the redemption date (such premium to be paid only from Available Moneys on deposit in the Bond Fund other than any moneys paid by the Bank unless any Letter of Credit then in effect provides for payment of such premium) as follows:

          Length of Fixed
          Rate Period
          From Conversion                             Redemption Premium
          Date Until Maturity                              as a Percentage of
          (Expressed in           First Day of        Principal Amount
          Years)                   Redemption Period  of Bonds


          More than 5                5th                 2% declining by 1%
                                 Anniversary   of        every year after
                                 Conversion    Date      the 5th Anniver-
                                                         sary of the
                                                         Conversion Date
                                                         until reaching 0%,
                                                         and thereafter 0%

          5 or less               1st Anniversary of     0%
                                  Conversion Date


               (d) The First Series 1996 Bonds are subject to mandatory and optional redemption pursuant to the sinking fund provisions of Section 3.07 hereof on January 1, 1997, and on each January 1 thereafter to and including
           January 1, 2025, at the principal amount thereof plus accrued interest to the redemption date but without premium.


               (e) If less than all of the Bonds of a series shall be called for redemption, first, any Pledged Bonds shall be redeemed and, next, the remaining Bonds or portions of Bonds to be redeemed shall be selected by the Trustee by lot or in such other random manner as the Trustee in its discretion may determine.

               SECTION 3.02.  Notice of Redemption.  At least thirty
           (30) days (prior to the Conversion Date, fifteen (15) days) before the redemption date of any Bonds, either in whole or in part, the Trustee shall cause a notice of any such redemption to be mailed, first class postage prepaid, to all owners of Bonds to be redeemed in whole or in part at their addresses as they appear on the registration books hereinabove provided for. Each such notice shall set forth the date fixed for redemption, the redemption price to be paid and, if less than all of the Bonds then outstanding shall be called for redemption, the distinctive numbers and letters, if any, of such Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the portion of the principal amount thereof to be redeemed. In case any Bond is to be redeemed in part only, the notice of redemption which relates to such Bond shall state also that on or after the redemption date, upon surrender of such Bond, a new Bond in principal amount equal to the unredeemed portion of such Bond will be issued. Failure to mail any notice of redemption, or any defect in any such notice, shall not affect the proceeding for redemption as to any owner of Bonds to whom proper notice is mailed.

               SECTION 3.03. Effect of Call for Redemption. On the date so designated for redemption, notice having been given in the manner and under the conditions hereinabove provided, the Bonds or portions of Bonds so called for redemption shall become and be due and payable at the redemption price provided for redemption for such Bonds or portions of Bonds on such date, and moneys for payment of the redemption price and accrued interest to the redemption date being held by the Trustee in a separate account in the Bond Fund in trust for the holders of the Bonds or portions thereof to be redeemed, all as provided in this Indenture, interest on the Bonds or portions of Bonds so called for redemption shall cease to accrue, such Bonds or portions of Bonds shall cease to be entitled to any benefit or security under this Indenture, and the Holder of such Bonds or portions of Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof and accrued interest to the redemption date.

               SECTION 3.04. Partial Redemption. In case part but not all of an outstanding Bond shall be selected for redemption, the owner thereof or his attorney or legal representative shall present and surrender such Bond to the Trustee for payment of the principal amount thereof so called for redemption, and the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the order of such owner or his attorney or legal representative, without charge therefor, for the unredeemed portion of the principal amount of the Bond so surrendered, a Bond of the same series and maturity and having the same terms.

               SECTION 3.05. Funds in Trust; Unclaimed Funds. All moneys which the Trustee shall have withdrawn from the Bond Fund or shall have received from any other source and set aside, or deposited with the Paying Agent, for the purpose of paying any of the Bonds hereby secured, either at the maturity thereof or upon call for redemption, shall be held in trust for the respective Holders of such Bonds. But any moneys which shall be so set aside or deposited by the Trustee and which shall remain unclaimed by the Holders of such Bonds for a period of six (6) years after the date on which such Bonds shall have become due and payable shall upon request in writing be paid in accordance with Section
           6.08 hereof or to such officer, board or body as may then be entitled by law to receive the same, and thereafter the Holders of such Bonds shall look only to the Company or to such officer, board or body, as the case may be, for payment and then only to the extent of the amount so received without any interest thereon, and the Trustee, the Issuer and the Paying Agent shall have no responsibility with respect to such moneys.

               SECTION 3.06. Special Redemption. The Bonds are subject to redemption in whole at any time upon receipt by the Trustee and the Issuer of a written notice from the Company stating that the Company has determined that:

                    (i) Any federal, state or local body exercising governmental or judicial authority has taken any action which results in the imposition of unreasonable burdens or excessive liabilities with respect to the Project, or the Company's plant in connection with which the Project is used, rendering impracticable or uneconomical the completion of construction or the operation of either, including, without limitation, the condemnation or taking by eminent domain of all or substantially all of the Project or such plant; or

                    (ii) Changes in the economic availability of raw materials, operating supplies or facilities or technological or other changes have made the continued operation of such plant as an efficient generating facility uneconomical; or

                    (iii) The Project or such plant has been damaged or destroyed to such an extent that it is not practicable or desirable to rebuild, repair or restore the Project or such plant.

               If the Issuer shall have received such notice by the Company, the Issuer, upon request of the Company, shall give written notice to the Trustee directing the Trustee to take all action necessary to redeem the outstanding Bonds in whole and on a date specified in such notice, which date shall be not less than forty-five (45) (prior to the Conversion Date, thirty (30)) nor more than ninety (90) days from the date the notice is received by the Trustee.

               SECTION 3.07. Sinking Fund. As and for a sinking fund for the redemption of the First Series 1996 Bonds, the Issuer shall redeem on January 1, 1997, and on each succeeding January 1 to and including January 1, 2025, the following principal amounts of such Bonds:


             January 1,    Principal        January 1,      Principal
             of the year    Amount          of the year      Amount

             1997          $                2012            $
             1998          $                2013            $
             1999          $                2014            $
             2000          $                2015            $
             2001          $                2016            $
             2002          $                2017            $
             2003          $                2018            $
             2004          $                2019            $
             2005          $                2020            $
             2006          $                2021            $
             2007          $                2022            $
             2008          $                2023            $
             2009          $                2024            $
             2010          $                2025            $
             2011          $


                The remaining $____________ principal amount of First Series 1996 Bonds is scheduled to mature on January 1, 2026.

                The Issuer shall have the option, exercisable through (or at the direction of) the Company, to redeem on each January 1 as aforesaid an additional principal amount of the First Series 1996 Bonds not exceeding the principal amount thereof required to be redeemed on such January 1 pursuant to this Section 3.07. Such option, which shall be non-cumulative, shall be exercised with respect to any sinking fund redemption date by specifying the additional principal amount of the First Series 1996 Bonds so to be redeemed in the certificate furnished to the Trustee with respect to such sinking fund redemption date pursuant to the provisions of the second following paragraph.

                On or before the forty-fifth day (prior to the Conversion Date, the thirtieth day) prior to each of the sinking fund redemption dates set forth above, the Trustee shall proceed to select for redemption (by lot or in such other random manner as the Trustee in its discretion may determine) from all the First Series 1996 Bonds outstanding a principal amount of such Bonds equal to the aggregate principal amount of such Bonds to be redeemed for the sinking fund redemption, and shall call such Bonds for redemption on the next January 1 and give notice of such call in accordance with Section 3.02 hereof.

                The Issuer may at any time and from time to time, through (or at the direction of) the Company, deliver to the Trustee (i) cash, with instructions to purchase and cancel First Series 1996 Bonds, or (ii) for cancellation
           First Series 1996 Bonds in any aggregate principal amount.
           On or before the fiftieth day (prior to the Conversion
           Date, the thirty-fifth day) next preceding each of the sinking fund redemption dates set forth above, the Issuer, through (or at the direction of) the Company, shall furnish the Trustee with its certificate (i) specifying the aggregate principal amount, if any, of First Series 1996
           Bonds which prior to said date have been redeemed or purchased by the Trustee (otherwise than through the operation of the mandatory sinking fund) and cancelled or delivered by the Issuer or the Company to the Trustee for cancellation, (ii) specifying the aggregate principal amount of such First Series 1996 Bonds not theretofore applied as a credit against any sinking fund redemption obligation and (iii) specifying the amount, if any, of such First Series 1996 Bonds which the Trustee shall apply as a credit in respect of the sinking fund redemption obligation next succeeding the date of such certificate. Each First
           Series 1996 Bond so credited shall be credited by the Trustee at 100% of the principal amount thereof; any excess over the amount required for such current sinking fund redemption obligation may be credited against such future sinking fund redemption obligations, in any order, as the Issuer, through (or at the direction of) the Company, may specify.

                                    ARTICLE IV

                           CONVERSION OF INTEREST RATE;
                              DEMAND PURCHASE OPTION


                SECTION 4.01. Conversion of Interest Rate on Optional Conversion Date. The interest rate on the First Series 1996 Bonds shall be converted from the Adjustable Rate to the Fixed Rate upon the exercise by the Company of the Conversion Option, and the First Series 1996 Bonds shall be subject to mandatory tender for purchase by the owners thereof on the Optional Conversion Date. To exercise the Conversion Option, the Company shall deliver or mail by first class mail a notice to the Trustee with respect to the determination of the Company to convert the interest rate on the First Series 1996 Bonds from the Adjustable Rate to the Fixed Rate, which notice shall be delivered to the Trustee at least thirty (30) but not more than forty-five (45) days prior to the Optional Conversion Date. The Trustee shall then deliver or mail by first class mail a notice at least twenty (20) days but not more than thirty
           (30) days prior to the Optional Conversion Date to the owner of each First Series 1996 Bond at the address shown on the registration books of the Issuer. Any notice given by the Trustee as provided in this Section shall be conclusively presumed to have been duly given, whether or not the owner receives the notice. Said notice shall state in substance the following:

                     1.   The Conversion Date.

                     2. That all owners of Bonds are required to tender their Bonds to the Tender Agent for purchase on the Conversion Date.

                All owners of Bonds shall be required to tender their Bonds to the Tender Agent on or prior to the Optional Conversion Date for purchase at the Purchase Price, and any such Bonds not so tendered on the Optional Conversion Date ("Untendered Bonds"), for which there has been irrevocably deposited in trust with the Tender Agent an amount of moneys sufficient to pay the Purchase Price of the Untendered Bonds, shall be deemed to have been purchased pursuant to this Section 4.01. IN THE EVENT OF A FAILURE BY AN OWNER OF BONDS TO TENDER ITS BONDS ON OR PRIOR TO THE OPTIONAL CONVERSION DATE, SAID OWNER SHALL NOT BE ENTITLED

           TO ANY PAYMENT (INCLUDING ANY INTEREST TO ACCRUE SUBSEQUENT TO THE OPTIONAL CONVERSION DATE) OTHER THAN THE PURCHASE PRICE FOR SUCH UNTENDERED BONDS, AND ANY UNTENDERED BONDS SHALL NO LONGER BE ENTITLED TO THE BENEFITS OF THIS
           INDENTURE, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE
           PURCHASE PRICE THEREFOR.

                SECTION 4.02. Mandatory Purchase Date. The First Series 1996 Bonds shall be subject to mandatory tender for purchase by the owners thereof on the Mandatory Purchase Date. The Trustee shall deliver or mail by first class mail a notice at least twenty (20) days but not more than thirty (30) days prior to the Mandatory Purchase Date to the owner of each Bond at the address shown on the registration books of the Issuer. Any notice given as provided in this Section shall be conclusively presumed to have been duly given, whether or not the owner receives the notice. Said notice shall state in substance the following:

                     1.   The Mandatory Purchase Date.

                     2. That all owners of Bonds are required to tender their Bonds to the Tender Agent for purchase on the Mandatory Purchase Date, regardless of whether any Substitute Letter of Credit is subsequently delivered to the Trustee.

                All owners of Bonds shall be required to tender their Bonds to the Tender Agent on or prior to the Mandatory Purchase Date for purchase at the Purchase Price, and any such Bonds not so tendered on the Mandatory Purchase Date ("Untendered Bonds"), for which there have been irrevocably deposited in trust with the Tender Agent an amount of moneys sufficient to pay the Purchase Price of the Untendered Bonds, shall be deemed to have been purchased pursuant to this Section 4.02. IN THE EVENT OF A FAILURE BY AN OWNER OF BONDS TO TENDER ITS BONDS ON OR PRIOR TO THE MANDATORY PURCHASE DATE, SAID OWNER SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST TO ACCRUE SUBSEQUENT TO THE MANDATORY PURCHASE DATE) OTHER THAN THE PURCHASE PRICE FOR SUCH UNTENDERED BONDS, AND ANY UNTENDERED BONDS SHALL NO LONGER BE ENTITLED TO THE BENEFITS OF THIS INDENTURE, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREFOR.

                SECTION 4.03. Additional Notices. The Trustee shall provide the Tender Agent with a copy of any notice delivered to the owners of the Bonds pursuant to Section
           4.01 or 4.02 hereof.

                SECTION 4.04.  Demand Purchase Option.  Any First
           Series 1996 Bond bearing interest at the Adjustable Rate shall be purchased at the Purchase Price from the owner thereof upon:

                     (i) delivery by the owner of such Bond to the Tender Agent at its Principal Office and to the Remarketing Agent at its Principal Office of a written or telephonic (promptly confirmed in writing) notice by 11:00 A.M., Atlanta, Georgia time, on a Business Day (said notice to be irrevocable and effective upon receipt) which (1) states the aggregate principal amount and Bond numbers of the Bonds to be purchased; and (2) states the date on which such Bonds are to be purchased, which date shall be a Tender Date not prior to the seventh (7th) day next succeeding the date of delivery of such notice and which date shall be prior to the Conversion Date; and

                     (ii)  delivery to the Tender Agent at its
                Principal Office at or prior to 9:30 A.M., Atlanta, Georgia time, on the Business Day preceding the date designated for purchase in the notice described in
                (i) above of such Bonds to be purchased, endorsed in blank, and if such Bonds are to be purchased prior to the next succeeding Interest Payment Date and after the Record Date in respect thereof, a due bill, payable to bearer, for interest due on such Interest Payment Date.

                An election by a Holder to exercise the Demand Purchase Option pursuant to the provisions contained herein will become ineffective and void if the First Series 1996 Bond described in his notice is not tendered at the times, in the manner, and with the supporting documents required by the terms hereof, and any First Series 1996 Bond delivered to the Tender Agent pursuant to an ineffective Demand Purchase Option shall be promptly returned to the registered owner thereof with an explanation by the Tender Agent of the defect. Notwithstanding the foregoing, a defective Demand Purchase Option will be accepted if the Remarketing Agent is, nevertheless, able to remarket such Bonds on the purchase date and the Trustee and the Tender Agent are able to comply with the payment requirements contained herein. If such conditions are met, then the

           First Series 1996 Bond described in the notice shall cease to bear interest as of such purchase date and shall no longer be considered to be outstanding under this Indenture.

                SECTION 4.05. Funds for Purchase of Bonds. On the date First Series 1996 Bonds are to be purchased pursuant to Section 2.02(c)(ii), 4.01, 4.02 or 4.04 hereof, such Bonds shall be purchased at the Purchase Price only from the funds listed below. Subject to the provisions of
           Section 6.09(b), funds for the payment of the Purchase Price shall be derived from the following sources in the order of priority indicated:

                     (i) the proceeds of the sale of such Bonds which have been remarketed by, and which proceeds are on deposit with, the Remarketing Agent prior to 12:00 Noon, Atlanta, Georgia time, on the Business Day preceding the date such Bonds are to be purchased (which proceeds shall be forthwith paid over by the Remarketing Agent to the Tender Agent with concurrent notice to the Trustee, if the Trustee is not the Tender Agent, and the Company of the amount thereof), to any entity other than the Company or the Issuer, or any party as to which the Trustee has been notified in writing is an affiliate of the foregoing;

                     (ii) any other moneys which constitute Available
                Moneys on deposit with the Trustee but which are not on deposit in the Bond Fund;

                    (iii)  moneys drawn by the Trustee under the
                Letter of Credit (if any), which moneys shall be paid over to the Tender Agent; and

                     (iv) any other moneys furnished to the Trustee and available for such purpose, including moneys paid by the Company pursuant to the Agreement.

                SECTION 4.06.  Delivery of Purchased Bonds.

                     (a)  Bonds purchased with moneys described in
           Section 4.05(i) hereof shall be delivered by the Tender Agent, at its Principal Office, to or upon the order of the purchasers thereof.

                     (b)  Bonds purchased with moneys described in
           Section 4.05(ii) hereof shall be delivered to the Trustee for cancellation.

                     (c)  Bonds purchased with moneys described in
           Section 4.05(iii) hereof shall be delivered by the Tender Agent to the Bank pursuant to the Pledge Agreement.

                     (d)  Bonds purchased with moneys described in
           Section 4.05(iv) shall, at the direction of the Company, be
           (A) delivered as instructed by the Company or (B) delivered to the Trustee for cancellation; provided, however, that any Bonds so purchased after the selection thereof by the Trustee for redemption shall be delivered to the Trustee for cancellation.

                     (e) The Tender Agent shall deliver to the person to whom the Tender Agent is to deliver such Bonds the due bills, if any, delivered to the Tender Agent with such Bonds in accordance with Section 4.04 hereof.

                     Bonds delivered as provided in this Section shall be registered in the manner directed by the recipient thereof.

                SECTION 4.07.  Delivery of Proceeds of Sale of
           Purchased Bonds.

                     (a)  Except in the case of the sale of any
           Pledged Bonds, the proceeds of the sale of any Bonds delivered to the Tender Agent pursuant to Section 2.02(c)(ii), 4.01, 4.02 or 4.04 hereof, to the extent not required to pay the Purchase Price thereof in accordance with Section 4.05 hereof, shall be paid to or upon the order of the Bank, to the extent required to satisfy the obligations of the Company under the Credit Agreement as evidenced by a written certificate of an officer of the Bank delivered to the Trustee, and the balance, if any, shall be paid to or upon the order of the Company.

                     (b) In the event the Remarketing Agent shall have remarketed any Pledged Bonds and the Company shall have directed the Bank to deliver such Pledged Bonds to the Tender Agent pursuant to the Credit Agreement, such Bonds shall be delivered by the Tender Agent in accordance with
           Section 4.06(a) hereof and the proceeds of sale of such Bonds shall be delivered to the Bank; provided that any
           (i) premium or (ii) accrued interest in excess of amounts then due to the Bank pursuant to the Credit Agreement received upon the sale of such Bonds shall be delivered by the Bank to or upon the order of the Company.

                SECTION 4.08. Duties of Trustee and Tender Agent with Respect to Purchase of Bonds.

                     (a)  The Tender Agent shall hold all Bonds
           delivered to it pursuant to Section 2.02(c)(ii), 4.01, 4.02 or 4.04 hereof in trust for the benefit of the respective owners of Bonds which shall have so delivered such Bonds until moneys representing the Purchase Price of such Bonds shall have been delivered to or for the account of or to the order of such owners of Bonds.

                     (b) The Trustee and the Tender Agent shall hold all moneys delivered to them pursuant to this Indenture for the purchase of Bonds in a separate account, in trust for the benefit of the person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity.

                     (c)  The Tender Agent shall deliver to the
           Trustee, the Company, the Bank and the Remarketing Agent a copy of each notice delivered to it in accordance with
           Section 4.04 hereof and, immediately upon the delivery to it of Bonds in accordance with said Section 4.04, give telephonic or telegraphic notice to the Company, the Trustee and the Bank specifying the principal amount of the Bonds so delivered.

                     (d)  The Trustee shall draw moneys under the
           Letter of Credit (if any) in accordance with the terms thereof to the extent required by Sections 4.05 and 6.09 hereof to provide for timely payment of the Purchase Price of Bonds.


                                    ARTICLE V

                                GENERAL COVENANTS

                SECTION 5.01. Payment of Principal and Premium, If Any, and Interest; Limited Obligation. The Issuer covenants that it will promptly pay the principal of and premium, if any, and interest on, and the Purchase Price for, every Bond issued under this Indenture at the place,

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           on the dates and in the manner provided herein and in said
           Bonds according to the true intent and meaning thereof, but only from the revenues and receipts specifically pledged herein for such purposes. Neither the State of Georgia nor any political subdivision thereof shall be obligated to pay the principal of the Bonds, or the premium, if any, or interest thereon or the Purchase Price therefor or other costs incidental thereto, the same being payable solely from the revenues and receipts hereinabove referred to. Neither the faith and credit nor the taxing power of the State of Georgia or any political subdivision thereof is pledged to the payment of the principal of the Bonds, or the premium, if any, or interest thereon, or the Purchase Price therefor or the other costs incidental thereto.

                SECTION 5.02. Performance of Covenants; Issuer. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining hereto. The Issuer covenants that it is duly authorized under the Constitution and laws of the State of Georgia, including particularly and without limitation the Act, to issue the First Series 1996 Bonds authorized hereby and to execute this Indenture, to assign and pledge the Agreement and the amounts payable under the Agreement, and to pledge the amounts hereby pledged in the manner and to the extent herein set forth; that all action on its part necessary for the issuance of the First Series 1996 Bonds and the execution and delivery of this Indenture has been duly and effectively taken; and that the First Series 1996 Bonds in the hands of the owners thereof are and will be valid and enforceable obligations of the Issuer according to the terms thereof and hereof.

                SECTION 5.03. Instruments of Further Assurance. The Issuer covenants that, at the direction and expense of the Company, it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better pledging and assigning unto the Trustee all and singular the rights to payments under the Agreement and any other income and other moneys pledged hereby to the payment of the principal of and premium, if any, and interest on, and the Purchase Price for, the Bonds. The Issuer further covenants that it will not create or suffer to be created any lien, encumbrance or charge upon its interest in the Project or any part thereof or the Agreement, if any, except the lien of this Indenture.

                SECTION 5.04. Recordation. The Issuer covenants that, at the direction and expense of the Company, it will cause all instruments as may be necessary to perfect and preserve the security interest created by this Indenture to be recorded or filed in such manner and in such places as may be required by law.

                SECTION 5.05.  Inspection of Project Books.  The
           Issuer covenants and agrees that all books and documents in its possession relating to the Project shall at all times be open to inspection by the Trustee and its duly authorized agents.

                SECTION 5.06. Rights Under Agreement. The Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth the covenants and obligations of the Issuer and the Company, and reference is hereby made to the same for a detailed statement of said covenants and obligations of the Company thereunder; and the Issuer agrees that the Trustee in its own name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Agreement for and on behalf of the Bondholders, whether or not the Issuer is in default hereunder.

                SECTION 5.07. Designation of Additional Paying Agents. The Issuer shall cause, at the direction of the Company, the necessary arrangements to be made through the Trustee and to be thereafter continued for the designation of additional Paying Agents and for providing for the payment of such of the Bonds as shall be presented when due at the corporate trust office of the Trustee, or its successor in trust hereunder, or at the principal office of said additional Paying Agents. All such funds held by said additional Paying Agents shall be held by each of them in trust and shall constitute a part of the trust estate and shall be subject to the security interest created hereby.

                SECTION 5.08. Existence of Issuer. The Issuer covenants that unless otherwise required by law it will at all times maintain its corporate existence and will duly procure any necessary renewals and extensions thereof and will use its best efforts to maintain, preserve and renew all the rights, powers, privileges and franchises owned by it.


                                    ARTICLE VI

                                REVENUES AND FUNDS


                SECTION 6.01. Source of Payment of Bonds. The Bonds authenticated and delivered hereunder are the obligations of the Issuer and the Issuer shall make payments hereunder in respect of the principal of and premium, if any, and interest on, and the Purchase Price for, such Bonds. Such Bonds are not general obligations of the Issuer but are limited obligations payable solely from revenues and proceeds derived from the Agreement and the Letter of Credit (if any) and as authorized by the Act and provided herein.

                SECTION 6.02. Creation of Bond Fund. There is hereby created and established with the Trustee a trust fund to be designated "Savannah Economic Development Authority Industrial Development Revenue Bonds (Savannah Electric and Power Company Project) First Series 1996 Bond Fund". The Trustee shall establish one or more accounts within the Bond Fund for the purpose of segregating moneys drawn on any Letter of Credit and other Available Moneys from other moneys therein, and may establish one or more accounts within the Bond Fund for other purposes.

                SECTION 6.03. Payments into the Bond Fund. There shall be deposited into the Bond Fund, as and when received, (i) all payments of the amounts owed by the Company under the first paragraph of Section 3.2 of the Agreement; (ii) all other moneys received by the Trustee under and pursuant to any of the provisions of the Agreement which are required, or which are accompanied by directions from the Company that such moneys are, to be paid into the Bond Fund; and (iii) all moneys drawn by the Trustee under any Letter of Credit to pay the principal of or premium, if any, or interest on the Bonds. The Issuer hereby covenants and agrees that, so long as any of the First Series 1996 Bonds are outstanding, it will deposit, or cause to be paid to the Trustee for deposit in the Bond Fund for its account, sufficient sums from revenues derived pursuant to the Agreement or the other sources described herein promptly to meet and pay the principal of and premium, if any, and interest on the First Series 1996 Bonds as the same become due and payable; provided, however, that nothing herein shall be construed as requiring the Issuer to use any funds or revenues from any source other than revenues derived pursuant to the Agreement or the Letter of Credit (if any). The Trustee is authorized to receive at any time payments or prepayments from the Company pursuant to the Agreement for deposit in the Bond Fund.

                SECTION 6.04. Use of Moneys in the Bond Fund. Except as provided in this Indenture, moneys in the Bond Fund shall be used solely for the payment of the principal of and premium, if any, and interest on the Bonds. Such moneys for such payment shall be derived from the following sources in the order of priority indicated (and, except as otherwise provided in this Indenture, shall be applied first to Bonds other than Pledged Bonds):

                     (i) proceeds of any refunding obligations and proceeds of the investment thereof which constitute Available Moneys;

                     (ii) moneys received by the Trustee pursuant to
                the Agreement and proceeds of the investment thereof which constitute Available Moneys other than moneys held for the payment of the purchase price of Bonds required to be purchased pursuant to Article IV;

                     (iii) moneys drawn by the Trustee under the
                Letter of Credit (if any) to pay the principal of and premium, if any, and interest on the Bonds which constitute Available Moneys; and

                     (iv) any other moneys available therefor and
                proceeds of the investment thereof.

                Upon receipt of a written notice from the Company pursuant to Section 4.7 of the Agreement and, in the case of a directed purchase of Bonds, upon the deposit of Available Moneys or Government Obligations purchased with Available Moneys in the Bond Fund sufficient, together with other Available Moneys available therefor in the Bond Fund, to make the directed purchase of Bonds, the Issuer and the Trustee covenant and agree to take and cause to be taken the necessary steps to redeem or purchase such principal amount of Bonds as specified by the Company in such written notice; provided, however, that any Available Moneys in the

           Bond Fund may be used on direction of the Company to redeem a part of the Bonds outstanding and then redeemable or to purchase Bonds for cancellation so long as the Company is not in default with respect to any payments required pursuant to Section 3.2 of the Agreement and to the extent said Available Moneys are in excess of the amount required for payment of the Bonds theretofore matured or called for redemption and interest accrued and payable in respect of outstanding Bonds.

                SECTION 6.05. Custody of the Bond Fund. The Bond Fund shall be in the custody of the Trustee but in the name of the Issuer, and the Issuer hereby authorizes and directs the Trustee to withdraw sufficient funds from the Bond Fund to pay the principal of and premium, if any, and interest on the Bonds as the same become due and payable and to make said funds so withdrawn available to the Paying Agents hereunder at their principal office, for the purpose of paying said principal and premium, if any, and interest, which authorization and direction the Trustee hereby accepts.

                SECTION 6.06. Non-presentment of Bonds. In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity or at the date fixed for redemption thereof, if Available Moneys sufficient to pay such Bond shall have been deposited in the Bond Fund or otherwise made available to the Trustee through deposit therein as provided in Section 6.03, all liability of the Issuer to the Holder thereof for the payment of such Bond shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds within a separate account in the Bond Fund, subject to the provisions of
           Section 3.05 hereof, without liability for interest thereon, for the benefit of the Holder of such Bond, which shall thereafter (subject to the provisions of Section 3.05 hereof) be restricted exclusively to such funds for any claim of whatever nature on his part under this Indenture or on, or with respect to, said Bond.

                SECTION 6.07. Moneys to Be Held in Trust. All moneys required to be deposited with or paid to the Trustee for the account of the Bond Fund or the Construction Fund under any provision of this Indenture shall be held by the Trustee in trust, and except for moneys deposited with or paid to the Trustee for the redemption of Bonds, notice of redemption of which has been duly given, shall, while held by the Trustee, constitute part of the trust estate and be subject to the security interest created hereby.

                SECTION 6.08. Repayment to the Company from the Bond Fund. Any amounts remaining in the Bond Fund (other than moneys, if any, set aside as provided in Sections 3.03, 3.05, 6.06 and 8.01 hereof), after payment in full of the Bonds (or provision for payment thereof having been made in accordance with this Indenture), the fees and expenses of the Trustee and any additional Paying Agent and all other amounts required to be paid hereunder, shall be paid (i) first, to the Bank to the extent of any amounts then due and payable by the Company to the Bank pursuant to the Credit Agreement (as certified in writing by the Bank to the Trustee) and (ii) then to the Company as provided in
           Section 6.5 of the Agreement.

                SECTION 6.09.  Letter of Credit.

                (a) The Trustee shall accept any Letter of Credit or Substitute Letter of Credit that the Company is entitled to furnish pursuant to Section 3.5 of the Agreement. During the term of the Letter of Credit, the Trustee shall draw moneys under the Letter of Credit in accordance with the terms thereof (x) to the extent moneys described in Section 6.04(i) and (ii) hereof are not available therefor, to pay when due (whether by reason of maturity, the occurrence of an Interest Payment Date, redemption, acceleration or otherwise) the principal of, premium, if any, and interest on the Bonds, and (y) to the extent moneys described in
           Section 4.05(i) and (ii) hereof are not available therefor, to pay when due the Purchase Price of Bonds. Without limiting the generality of the foregoing, at such time as the duration of the Interest Period is either three months or six months in duration, the Trustee is hereby instructed to draw upon the Letter of Credit to receive payment on the first day of each month during such Interest Period, commencing with the first day of the second month of such Interest Period (or on the Business Day succeeding the first day of each such month, in the event such day is not a Business Day), of an amount equal to the interest on the Bonds that has accrued during the month for which the drawing is being submitted, less, with respect to the final drawing of the Interest Period, investment earnings (if any) on any previous amounts drawn under the Letter of Credit, which investment earnings are on deposit in the Bond Fund; and the Trustee is further hereby instructed similarly to draw upon the Letter of Credit in respect of interest on the Bonds from and after the Conversion Date.

                (b) Notwithstanding any provision to the contrary which may be contained in this Indenture, including, without limitation, Section 6.09(a), (i) in computing the amount to be drawn under the Letter of Credit on account of the payment of the principal or Purchase Price of, or premium, if any, or interest on the Bonds, the Trustee shall exclude any such amounts in respect of any Bonds which are Pledged Bonds on the date such payment is due, and (ii) amounts drawn by the Trustee under the Letter of Credit shall not be applied to the payment of the principal or Purchase Price of, or premium, if any, or interest on, any Bonds which are Pledged Bonds on the date such payment is due.

                SECTION 6.10. Creation of Construction Fund. There is hereby created and established with the Trustee a trust fund to be designated "Savannah Economic Development Authority Industrial Development Revenue Bonds (Savannah Electric and Power Company Project) First Series 1996 Construction Fund", which shall be expended in accordance with the provisions of this Article VI.

                SECTION 6.11. Payments into the Construction Fund. The balance of the proceeds of the sale of the First Series 1996 Bonds by the Issuer, after deducting the amount (if any) required to be deposited in the Bond Fund pursuant to
           Section 2.06, shall be deposited in the Construction Fund.

                SECTION 6.12. Disbursements from the Construction Fund. The Trustee is hereby authorized and directed to make payments from the Construction Fund to pay the Cost of Construction, or to reimburse the Company for any Cost of Construction paid by the Company before or after execution of the Agreement and delivery of the Bonds, and the Trustee shall be relieved of all liability with respect to making payments from the Construction Fund in accordance with this
           Section 6.12. The Trustee shall issue its checks for each disbursement from the Construction Fund upon receipt of a written requisition by the Company stating with respect to each disbursement to be made: (i) the requisition number,
           (ii) the name and address of the person, firm or corporation to whom payment is due, (iii) the amount to be paid, and (iv) that each obligation or portion thereof which is to be paid has been properly incurred, is a proper charge against the Construction Fund, and has not been the basis of any previous withdrawal from the Construction Fund. Notwithstanding the foregoing provisions of this
           Section 6.12, no such disbursement from the Construction Fund shall be made if an event of default of which the Trustee has received notice or is deemed to have notice pursuant to Section 10.01(h) hereof shall have occurred and be continuing.

                The Trustee shall keep and maintain adequate records pertaining to the Construction Fund and all disbursements therefrom; and, after the Project has been completed and a certificate of payment of all costs has been filed with the Trustee as provided in Section 6.13 hereof, the Trustee shall file an accounting thereof with the Issuer and the Company.

                SECTION 6.13. Completion of the Project. The completion of the Project and payment of all Cost of Construction shall be evidenced by the filing with the Trustee of the certificate required by the provisions of
           Section 2.3 of the Agreement. All moneys in the Construction Fund (including moneys earned thereon by investment thereof) remaining after the Completion Date and payment, or provision for payment, in full of the Cost of Construction shall be used by the Trustee, without any further notice or direction from the Issuer or the Company, to redeem outstanding Bonds of the same series as the Bonds from which such moneys were derived in the largest amount possible at the earliest possible redemption date or dates at which the redemption price for such Bonds to be redeemed is 100% of the principal amount thereof, plus accrued interest to the redemption date, under the terms of the Bonds, as specified, in the case of the First Series 1996 Bonds, in Section 3.01 hereof, or as specified, in the case of all other series of Bonds, in this Indenture or the supplemental indenture under which such Bonds were issued, the Trustee being hereby directed to give notice of such redemption in accordance with Section 3.02 hereof not earlier than forty-five (45) days nor later than thirty
           (30) days (prior to the Conversion Date, fifteen (15) days) prior to said redemption date or dates. Until such notice of redemption shall have been given, such moneys shall, should the Company so direct, be (i) paid into the Bond Fund, or (ii) used for any other purpose which, in the opinion of nationally recognized counsel experienced on the subject of municipal bonds and acceptable to the Trustee, is permissible under then applicable Georgia law; provided, that amounts approved by the Company shall be retained by the Trustee in the Construction Fund for payment of any Cost of Construction not then due and payable or which is in dispute, and any balance remaining of such retained funds after full payment of the Cost of Construction shall be held and applied, or used as directed by the Company, in the manner specified in this Section.

                In the event the Company shall direct redemption of the Bonds pursuant to Section 3.06 hereof prior to the Completion Date, the Trustee shall without further authorization deposit any balance remaining in the Construction Fund into the Bond Fund.


                                   ARTICLE VII

                                   INVESTMENTS


                SECTION 7.01.  Investment of Bond Fund and
           Construction Fund Moneys. Any moneys held in the Bond Fund or the Construction Fund shall be invested and reinvested by the Trustee, at the request of, and as directed by, the Company in the obligations specified in Section 7.02 hereof; provided, however, that moneys drawn under any Letter of Credit shall be invested and reinvested only in Government Obligations having maturities not more than 30 days from the date of acquisition thereof. Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times to be a part of the Bond Fund or the Construction Fund, as the case may be, and the interest accruing thereon and any profit realized from such investments shall be credited to the respective Fund and any loss resulting from such investments shall be charged to the respective Fund. The Trustee may make any and all investments through its own bond or securities department or the bond or securities department of any affiliate of the Trustee. The Trustee, upon direction of the Company, shall sell and reduce to cash a sufficient amount of such investments of Bond Fund moneys whenever the cash balance in the Bond Fund is insufficient to pay the principal of or premium, if any, or interest on the Bonds when due. The Trustee shall sell and reduce to cash a sufficient amount of such investments of Construction Fund moneys whenever the cash balance in the Construction Fund is insufficient to pay a requisition therefrom when presented or upon direction of the Company.

                SECTION 7.02.  Permitted Investments.  Except as
           otherwise provided herein, any moneys held in the Construction Fund shall be invested and reinvested by the Trustee, at the request of, and as directed by, the Company, in

                (a)  Government Obligations;

                (b)  Bonds and notes of the Federal Land Bank;

                (c)  Obligations of the Federal Intermediate Credit
           Bank;

                (d)  Obligations of the Federal Bank for Cooperatives;

                (e)  Bonds and notes of Federal Home Loan Banks;

                (f) Negotiable or non-negotiable certificates of deposit, time deposits or similar banking arrangements, issued by a bank or trust company (which may be the commercial banking department of the Trustee or any bank or trust company under common control with the Trustee) or savings and loan association which are insured by the Federal Deposit Insurance Corporation or secured as to principal by Government Obligations; or

                (g)  Other investments then permitted by law.

                All moneys held by the Tender Agent pursuant to
           Section 4.08(b), and all moneys held by the Trustee for the benefit of the owners of Bonds which have been redeemed or which have been purchased but not surrendered, shall be held uninvested by the Tender Agent or Trustee, respectively. Moneys held in the Bond Fund shall be invested and reinvested in accordance herewith in Government Obligations having such maturities as shall be required in order to assure that moneys are available for the timely payment of principal and interest on the Bonds. The Trustee may trade any and all such Government Obligations through its own bond department. The Trustee may redeem or sell such Government Obligations as may be required in order to assure that moneys are available to comply with the provisions of this Indenture and shall not in any way be responsible for any loss resulting therefrom.

                                   ARTICLE VIII

                                 RELEASE OF LIEN


                SECTION 8.01. Release of Lien. If the Issuer shall pay or cause to be paid with Available Moneys to the owner of any outstanding Bond secured hereby the principal of and interest and any premium due and payable, and thereafter to become due and payable, on such Bond or any portion of such Bond, such Bond or portion thereof shall cease to be entitled to any lien, benefit or security under this Indenture and, for purposes of this Indenture, shall be deemed to have been paid. If the Issuer shall pay or cause to be paid with Available Moneys to the owners of all the Bonds the principal thereof and interest and any premium due and payable and thereafter to become due and payable thereon, and shall pay or cause to be paid all other sums payable hereunder by the Issuer, or payable under the Agreement by the Company, then the right, title and interest of the Trustee in and to the trust estate under this Indenture shall thereupon cease, terminate and be discharged. In such event, the Trustee shall, at the request of the Issuer or the Company, assign, transfer and turn over (i) if, at that time, there shall be amounts then due and payable by the Company to the Bank pursuant to the Credit Agreement (as certified in writing by the Bank to the Trustee), to the Bank, or (ii) if no such amounts shall be so due and payable, to the Company, the trust estate, including, without limitation, any surplus in the Bond Fund and any balance remaining in any other fund created under this Indenture.

                All outstanding Bonds shall, prior to the maturity or redemption date thereof, be deemed to have been paid within the meaning and with the effect expressed in this Article VIII when

                     (a) in the event the Bonds are to be redeemed, the Trustee shall have given, or the Company shall have given to the Trustee in form satisfactory to it irrevocable instruction to give, on a date in accordance with the provisions of Section 3.02 hereof, notice of redemption of the Bonds,

                     (b) all outstanding Bonds then bear interest at the Fixed Rate or at the Adjustable Rate for Interest Periods which end on the redemption date or the day immediately preceding the maturity date, as the case may be, and there shall have been deposited with the Trustee either moneys in an amount which shall be sufficient, or Government Obligations (i) which shall not contain provisions permitting the redemption thereof at the option of the issuer thereof, (ii) which mature no later than the earlier of (A) the date fixed for the redemption of the Bonds and (B) the maturity date, and (iii) the principal of and the interest on which, when due, and without any regard to reinvestment thereof, will provide moneys which, together with the moneys, if any, deposited with or held by the Trustee, shall be sufficient to pay when due the principal of and interest and any premium due and to become due on the Bonds, and any Purchase Price of Bonds pursuant to Article IV on and prior to the redemption date or maturity date, as the case may be; provided, however, that such moneys shall constitute Available Moneys and that such Government Obligations shall have been purchased with Available Moneys, and

                     (c) in the event the Bonds do not mature and are not to be redeemed within the next succeeding 60 days, the Company shall have given the Trustee, in form satisfactory to it, irrevocable instructions to give, as soon as practicable in the same manner as a notice of redemption is given pursuant to Section 3.02 hereof, a notice to the owners that the deposit required by clause (b) above has been made with the Trustee and that the Bonds are deemed to have been paid in accordance with this Article VIII and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal of and interest and any premium on the Bonds.

                Neither the Government Obligations nor moneys deposited with the Trustee pursuant to this Article VIII nor principal or interest payments on any such Government Obligations shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and interest and any premium on the Bonds; provided, however, that any cash received from such principal or interest payments on such Government Obligations deposited with the Trustee, if not then needed for such purpose, to the extent practicable, shall, at the written direction of the Company as to specific investments, be invested in Government Obligations of the type and tenor described in clause (b) of the immediately preceding paragraph, and interest earned from such reinvestments shall be paid as received by the Trustee (i) if, at that time, there shall be amounts then due and payable by the Company to the Bank pursuant to the Credit Agreement (as certified in writing by the Bank to the Trustee), to the Bank, or (ii) if no such amounts shall be so due and payable, to the Company.

                Notwithstanding the foregoing provisions of this
           Article VIII, no Bonds then bearing interest at the Adjustable Rate shall be deemed to have been paid pursuant to such provisions unless the Company shall have delivered to the Trustee written evidence from each Rating Agency by which such Bonds are then rated to the effect that such deemed payment will not, by itself, result in the reduction or withdrawal of the then applicable rating(s) of such Bonds.


                                    ARTICLE IX

                    DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE
                                 AND BONDHOLDERS


                SECTION 9.01.  Events of Default.  If any of the
           following events occur, it is hereby defined and declared to be and to constitute an "event of default":

                     (a)  default in the payment when due of any
                interest on any Bond; or

                     (b)  default in the payment when due of the
                principal of, or premium, if any, on any Bond, whether at the stated maturity thereof, or upon proceedings for redemption thereof, or upon the maturity thereof by declaration; or

                     (c) default in the payment of the Purchase Price of any Bond required to be purchased hereunder when and as the same shall become due; or

                     (d) if no Letter of Credit is in effect, default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Issuer in this Indenture or in the Bonds, and continuance thereof for the period after notice specified in Section 9.13 hereof; or

                     (e)  the occurrence of an "Event of Default"
                under Section 5.1 of the Agreement; or

                     (f)  if a Letter of Credit is in effect, the
                Trustee shall have received a written notice from the Bank of the occurrence and continuance of an Event of Default as defined in the Credit Agreement, which notice states that it is intended to constitute notice of an event of default within the meaning of this Section; or

                     (g)  if a Letter of Credit is in effect, the
                Trustee shall have received, within 10 Business Days following a payment under the Letter of Credit in respect of interest on the Bonds, written notice from the Bank that an Event of Default under the Credit Agreement has occurred and is continuing.


                SECTION 9.02. Acceleration. Upon (i) the occurrence of an event of default described in Section 9.01(f) or (g) hereof, the Trustee shall, or (ii) the occurrence and continuance of any other event of default, the Trustee may, and upon the written request of the Holders of not less than 25% in aggregate principal amount of Bonds then outstanding shall, by notice in writing delivered to the Issuer and the Company, declare the principal of all Bonds then outstanding and the interest accrued thereon immediately due and payable; and such principal and interest shall thereupon become and be immediately due and payable. In the event of any such declaration, the Trustee shall give notice thereof to the Tender Agent and the Remarketing Agent and the Trustee shall immediately draw upon or demand payment under the Letter of Credit, if any. Interest on the Bonds shall immediately cease to accrue on the date of any such declaration.

                The provisions of the immediately preceding paragraph are subject, when no Letter of Credit shall be in effect, to the condition that if, after the principal of the Bonds has been so declared to be due and payable, all arrears of interest and interest on overdue installments of interest (if lawful) at the rate per annum borne by the Bonds on the date of such declaration and the principal and premium, if any, on all Bonds then outstanding which shall have become due and payable otherwise than by acceleration and all other sums payable under this Indenture or upon the Bonds, except the principal of, and interest on, the Bonds which by such declaration shall have become due and payable, are paid by the Issuer, and the Issuer also performs all other things in respect of which it may have been in default hereunder and pays the reasonable charges of the Trustee, the Bondholders and any trustee appointed under law, including the Trustee's reasonable attorneys' fees and expenses, then, and in every such case, the Trustee shall annul such declaration and its consequences, and such annulment shall be binding upon all Holders of Bonds issued hereunder; but no such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon.

                The provisions of the second preceding paragraph are further subject to the condition that (i) if an event of default described in Section 9.01(f) or (g) hereof shall have occurred and the Trustee shall thereafter have received written notice from the Bank that the notice which caused the occurrence of such event of default shall have been withdrawn and (ii) if a drawing under the Letter of Credit shall have been made in respect of such event of default and the Letter of Credit shall have been reinstated to an amount not less than the principal amount of the Bonds outstanding plus such additional amount required pursuant to this Indenture, as confirmed in writing to the Trustee by the Bank, then, and in every such case, the Trustee shall annul such declaration and its consequences, and such annulment shall be binding upon all Holders of Bonds issued hereunder; but no such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon.

                The Trustee shall forward a copy of any such annulment notice pursuant to this Section to the Issuer, the Company, the Remarketing Agent and the Tender Agent (and, if notice of the declaration shall have been given to the Bondholders, to the Bondholders).

                SECTION 9.03. Other Remedies. If any event of default occurs and is continuing, except as otherwise provided in Section 9.02 or 9.12 hereof, the Trustee, before or after declaring the principal of the Bonds immediately due and payable, may enforce each and every right granted to it under the Agreement and any supplements or amendments thereto for the benefit of the Bondholders. In exercising such rights and the rights given the Trustee under this Article IX, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 10.01(a) hereof, would best serve the interests of the Bondholders.

                SECTION 9.04. Legal Proceedings by Trustee. If any event of default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the Holders of not less than 25% in principal amount of all Bonds then outstanding and receipt of indemnity to its satisfaction shall, in its own name:

                (a) by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders, including the right to require the Issuer to enforce any rights under the Agreement and to require the Issuer to carry out any other provisions of this Indenture for the benefit of the Bondholders and to perform its duties under the Act;

                (b) bring suit upon the Bonds, the Agreement or the Letter of Credit (if any);

                (c) by action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Bondholders; or

                (d) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

                No remedy conferred upon or reserved to the Trustee or to the Bondholders by the terms of this Indenture is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondholders hereunder or now or hereafter existing at law or in equity or by statute.

                No delay or omission to exercise any right or power accruing upon any default or event of default shall impair any such right or power or shall be construed to be a waiver of any such default or event of default or acquiescence therein; and every such right and power may be exercised from time to time as often as may be deemed expedient.

                No waiver of any default or event of default hereunder, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent default or event of default or shall impair any rights or remedies consequent thereon.

                SECTION 9.05. Right of Bondholders to Direct Proceedings. Anything in this Indenture to the contrary notwithstanding, the Holders of a majority in aggregate principal amount of Bonds then outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder; provided, that such direction shall not be otherwise than in accordance with the provisions of law or of this Indenture.

                SECTION 9.06. Appointment of Receivers. Upon the occurrence and continuance of an event of default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall be entitled as a matter of right to the appointment of a receiver or receivers of the trust estate under this Indenture with such powers as the court making such appointment shall confer.

                The Trustee hereby assigns to the Bank all its rights to contest or otherwise dispute in its name, place and stead and at the Bank's sole election and cost any claim of preferential transfer made by a bankruptcy trustee, debtor-in-possession or other similar official with respect to any amount paid to the Trustee by or on behalf of the Company or the Issuer to be applied to principal of, premium or interest on the Bonds, to the extent of payments made to the Trustee pursuant to a drawing under the Letter of Credit. The Trustee shall cooperate with and assist the Bank in any such contest or dispute as the Bank may reasonably request; provided, however, that the Bank shall reimburse the Trustee for its reasonable costs incurred in connection with providing such cooperation and assistance. The Trustee shall give the Bank prompt notice of any claim of preferential transfer of which it has knowledge. The foregoing assignment shall not be deemed to confer upon the Bank any right to contest or otherwise dispute any claim of preferential transfer with respect to any amount as to which there has been no drawing under the Letter of Credit. The assignment set forth above shall in no event be effective until the Bank shall have first furnished to the

           Trustee an agreement to indemnify the Trustee and the Holders of the Bonds against any claim, liability or damage which they might suffer by reason of any such contest or dispute.

                SECTION 9.07. Waiver. Upon the occurrence and continuance of an event of default, to the extent that such rights may then lawfully be waived, neither the Issuer, nor the State of Georgia, nor any political subdivision thereof, nor anyone claiming through or under any of them, shall set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture, but the Issuer, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws.

                SECTION 9.08. Application of Moneys. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article IX shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, be deposited in the Bond Fund and all moneys (except moneys held in separate accounts by the Trustee pursuant to Sections 3.03, 3.05 and 6.06 hereof) in the Bond Fund shall be applied as follows:

                (a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

                     FIRST:  To the payment to the persons entitled
                thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege; and

                     SECOND:  To the payment to the persons entitled
                thereto of the unpaid principal of and premium, if any, on any of the Bonds which shall have become due (other than Bonds matured or called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Bonds from the respective dates upon which they became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably,
                according to the amount of principal due on such date, to the persons entitled thereto without any discrimination or privilege.

                (b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and interest then due upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege.

                (c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article IX then, subject to the provisions of subsection (b) of this Section 9.08 in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of subsection
           (a) of this Section 9.08.

                Whenever moneys are to be applied pursuant to the provisions of this Section 9.08, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the Holder of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

                Notwithstanding anything in this Section 9.08 to the contrary, moneys received by the Trustee from drawings under a Letter of Credit shall be applied only to the payment of the Purchase Price or the principal of and premium, if any, and interest on the series of Bonds secured by such Letter of Credit, other than Bonds held by the Company or Pledged Bonds.

                Whenever all principal of and premium, if any, and interest on all Bonds have been paid under the provisions of this Section 9.08 and all expenses and charges of the Trustee, the Tender Agent and any paying agents have been paid, any balance remaining in the Bond Fund shall be paid to the Bank or the Company as provided in Section 6.08 hereof.

                SECTION 9.09. Remedies Vested in Trustee. All rights of action (including the right to file proof of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or proceedings relating thereto; and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Holders of the Bonds; and any recovery of judgment shall be for the equal and ratable benefit of the Holders of the outstanding Bonds.

                SECTION 9.10. Rights and Remedies of Bondholders. No Holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless (i) a default has occurred of which the Trustee has been notified as provided in
           Section 10.01(h) hereof, or of which by said subsection it is deemed to have notice, or unless also (ii) such default shall have become an event of default and the Holders of not less than 25% in aggregate principal amount of Bonds then outstanding shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, or unless also (iii) they have offered to the Trustee indemnity as provided in Section 10.01(l) hereof, or unless (iv) the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more Holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal and ratable benefit of the Holders of all Bonds then outstanding. Nothing in this Indenture contained shall, however, affect or impair the right of any Bondholder to enforce the payment of the principal of and premium, if any, and interest on any Bond at and after the maturity thereof, or the obligation of the Issuer to pay the principal of and premium, if any, and interest on each of the Bonds issued hereunder to the respective holders thereof at the time and place, from the source and in the manner in the Bonds expressed.

                SECTION 9.11. Termination of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver, or otherwise, and such proceedings shall have been continued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer and the Trustee shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

                SECTION 9.12. Waivers of Events of Default. The Trustee may in its discretion waive any event of default hereunder (other than an event of default described in Section 9.01(f) or (g) hereof) and its consequences and rescind any declaration of maturity of principal, and shall do so upon the written request of the Holders of (a) not less than two-thirds in aggregate principal amount of all the Bonds then outstanding in respect of which default in the payment of principal and/or interest exists, or (b) at least a majority in aggregate principal amount of all Bonds then outstanding in the case of any other default; provided, however, that there shall not be waived (i) any event of default in the payment of the principal of any outstanding Bonds when due or (ii) any default in the payment when due of the interest on any such Bonds unless prior to such waiver or rescission, all arrears of interest, with interest (to the extent permitted by law) at the rate borne by the Bonds in respect of which such default shall have occurred on overdue installments of interest or all arrears of payments of principal when due, as the case may be, and all expenses of the Trustee in connection with such default shall have been paid or provided for, and in case of any such waiver or rescission, or in the case any proceeding taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.

                SECTION 9.13. Notice of Default under Section 9.01(d); Opportunity of Issuer and the Company to Cure Such Default. Anything herein to the contrary notwithstanding, no default under Section 9.01(d) hereof shall constitute an event of default until actual notice of such default by registered or certified mail shall be given to the Issuer and the Company by the Trustee or by the Holder or Holders of not less than 25% in aggregate principal amount of all Bonds outstanding and the Issuer and the Company shall have had sixty days after receipt of such notice to correct said default or cause said default to be corrected within the applicable period; provided, however, if said default be such that it cannot be corrected within the applicable period, it shall not constitute an event of default if corrective action is instituted by the Issuer or the Company within the applicable period and diligently pursued until the default is corrected.

                With regard to any alleged default concerning which notice is given to the Issuer and the Company under the provisions of this Section 9.13, the Issuer hereby grants the Company full authority for the account of the Issuer to perform any covenant or obligation alleged in said notice to constitute a default, in the name and stead of the Issuer with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts and with power of substitution.

                In the event that the Trustee fails to receive any payment when due under the Agreement, the Trustee shall immediately give written notice to the Company and the Bank specifying such failure.

                SECTION 9.14. References to Bank. Anything contained in this Indenture to the contrary notwithstanding, (i) prior to the delivery to the Trustee of any Letter of Credit and (ii) after such delivery, after the expiration or termination of the Letter of Credit, and after all obligations owed to the Bank pursuant to the Credit Agreement have been paid in full or discharged as evidenced by written notice of the Bank to the Trustee, all references to the Bank contained herein shall be null and void and of no force or effect.


                                    ARTICLE X

                          THE TRUSTEE, THE TENDER AGENT
                            AND THE REMARKETING AGENT


                SECTION 10.01. Acceptance of the Trusts. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

                     (a) The Trustee, prior to the occurrence of any event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an event of default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the enforcement of a corporate indenture.

                     (b) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees selected by it with reasonable care and the Trustee shall not be responsible for the conduct of such attorneys, agents, receivers or employees, if selected with reasonable care, and shall be entitled to advice of counsel concerning all matters relating to the trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Issuer or the Company), approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or inaction in good faith in reliance upon such opinion or advice.

                     (c) The Trustee shall not be responsible for any recital herein, or in the Bonds (except in respect to the certificate of the Trustee endorsed on the Bonds), or for the recording or re-recording, filing or re-filing of this Indenture, or any other instrument required by this Indenture to secure the Bonds, or for insuring the Project or collecting any insurance moneys, or for validity of the execution by the Issuer of this Indenture or of any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company under the Agreement except as hereinafter set forth; but the Trustee may require of the Issuer and the Company full information and advice as to the performance of the aforesaid covenants, conditions and agreements. The Trustee shall have no obligation to perform any of the duties of the Issuer under the Agreement.

                     (d) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder. The Trustee may become the owner of Bonds secured hereby with the same rights which it would have if not the Trustee. To the extent permitted by law, the Trustee may also receive tenders and purchase in good faith Bonds from itself, including any department, affiliate or subsidiary, with like effect as if it were not the Trustee.

                     (e) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond, shall be conclusive and binding upon all future owners of the same Bond and upon owners of Bonds issued in exchange therefor or in place thereof.

                     (f) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed by the Issuer or the Company as sufficient evidence of the facts therein contained; and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (h) of this Section 10.01, or of which by said subsection it is deemed to have notice, the Trustee shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Secretary or Assistant Secretary of the Issuer under the Issuer's seal to the effect that a resolution in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution has been duly adopted, and is in full force and effect.

                     (g) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and it shall not be answerable for other than its negligence or willful default.

                     (h) The Trustee shall not be required to take notice or be deemed to have notice of any event of default hereunder except failure by the Issuer to cause to be made any of the payments to the Trustee required to be made by Article V hereof or the existence of an event of default described in
                Section 9.01(d), (f) or (g) hereof, unless the Trustee shall be specifically notified in writing of such event of default by the Issuer or by the Holders of at least 25% in aggregate principal amount of Bonds then outstanding; and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the principal corporate trust office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no default except as aforesaid.

                     (i) At any and all reasonable times the Trustee and its duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right fully to inspect any and all parts of the Project, including all books, papers and records of the Issuer pertaining to the Project and the Bonds and to take such memoranda from and in regard thereto as may be desired.

                     (j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

                     (k) Notwithstanding anything elsewhere in this Indenture contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by the Trustee, which the Trustee in its discretion may deem desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash, or the taking of any other action by the Trustee.

                     (l) Except upon the occurrence of an event of default described in Section 9.01(f) or (g) hereof, before taking any action referred to in Section 9.02, 9.03, 9.04, 9.05, 9.06, 9.10, 9.12 or 10.04 hereunder, the Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful default by reason of any action so taken.

                     (m) All moneys received by the Trustee or any Paying Agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required herein or by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received hereunder except such as may be mutually agreed upon.

                     (n)  The Trustee shall not be deemed to have
                notice of the occurrence of an Act of Bankruptcy unless it shall have been so notified in writing by the Company or the Issuer.

                     (o) The Trustee shall not be responsible for determining the highest lawful rate of interest that may be borne by the Bonds.

                SECTION 10.02. Fees, Charges and Expenses of Trustee. The Trustee shall be entitled to payment and reimbursement for reasonable fees for its services rendered hereunder and all advances, counsel fees and expenses and other expenses reasonably and necessarily made or incurred by the Trustee in connection with such services. Upon an event of default, but only upon an event of default, the Trustee shall have a first lien, with right of payment prior to payment on account of principal of and premium, if any, and interest on any Bond, upon the trust estate hereunder (excluding the proceeds of any drawing under any Letter of Credit) for the foregoing fees, charges and expenses incurred by it.

                SECTION 10.03. Notice to Bondholders if an Event of Default Occurs. If an event of default occurs of which the Trustee is by Section 10.01(h) hereof required to take notice or if notice of an event of default be given as in
           Section 10.01(h) provided, then the Trustee shall promptly give written notice thereof by registered or certified mail to each owner of Bonds then outstanding.

                SECTION 10.04. Intervention by Trustee. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the owners of the

           Bonds, the Trustee may intervene on behalf of the Bondholders and shall do so if requested in writing by the owners of at least 25% of the aggregate principal amount of Bonds then outstanding subject to receipt by the Trustee of indemnity satisfactory to it against any expenses or liability it may thereby incur. The rights and obligations of the Trustee under this Section 10.04 are subject to the approval of a court of competent jurisdiction.

                SECTION 10.05. Successor Trustee. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all of the title to the trust estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                SECTION 10.06. Resignation by Trustee. The Trustee and any successor Trustee may at any time resign from the trusts hereby created by giving not less than thirty days' written notice to the Issuer, the Company and the Bank, served personally or sent by registered or certified mail, and to each owner of Bonds then outstanding, sent by registered or certified mail. Such resignation shall not take effect prior to appointment of a successor Trustee pursuant to Section 10.08 hereof; provided, however, if a successor Trustee is not appointed promptly pursuant to
           Section 10.08 hereof, the resigning Trustee may petition a court of competent jurisdiction to appoint a successor.

                SECTION 10.07. Removal of Trustee. The Trustee may be removed at any time, by an instrument or concurrent instruments in writing delivered to the Trustee and to the Issuer and the Company, and signed by the owners of a majority in aggregate principal amount of Bonds then outstanding. Such removal shall not take effect prior to the appointment of a successor Trustee pursuant to Section
           10.08 hereof.

                SECTION 10.08. Appointment of Successor Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor shall be appointed by the Issuer at the direction of the Company. The Issuer shall cause notice of such appointment to be given in the same manner as the giving of notices of redemption as set forth in Section 3.02 hereof. If the Issuer fails to make such appointment promptly, a successor may be appointed by the owners of a majority in aggregate principal amount of Bonds then outstanding. Every such successor Trustee appointed pursuant to the provisions of this Section 10.08 shall be a trust company or bank in good standing having a reported capital, surplus and undivided profits of not less than $25,000,000, if there be such an institution willing, qualified and able to accept the trusts upon reasonable and customary terms.

                SECTION 10.09. Concerning Any Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all of the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Issuer, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of such predecessor hereunder, and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article X, shall be filed and/or recorded by the successor Trustee in each recording office where the Indenture shall have been filed and/or recorded and the successor Trustee shall bear the cost thereof.

                SECTION 10.10. Successor Trustee as Bond Registrar, Custodian of Bond Fund and Paying Agent. In the event of a change of Trustee, the Trustee which has resigned or been removed shall cease to be Bond Registrar, custodian of the Bond Fund and a Paying Agent for principal of and premium, if any, and interest on the Bonds, and the successor Trustee shall become such Bond Registrar, custodian and a Paying Agent.

                SECTION 10.11. Trustee and Issuer Required to Accept Directions and Actions of Company. Whenever, after a reasonable request by the Company, the Issuer shall fail, refuse or neglect to give any direction to the Trustee or to require the Trustee to take any action which the Issuer is required to have the Trustee take pursuant to the provisions of the Agreement or this Indenture, the Company as agent of the Issuer may give any such direction to the Trustee or require the Trustee to take any such action, and the Trustee is hereby irrevocably empowered and directed to accept such direction from the Company as sufficient for all purposes of this Indenture. The Company shall have the right as agent of the Issuer to cause the Trustee to comply with any of the Trustee's obligations under this Indenture to the same extent that the Issuer is empowered so to do.

                Certain actions or failures to act by the Issuer under this Indenture may create or result in an event of default under this Indenture and the Company, as agent of the Issuer, may to the extent permitted by law, perform any and all acts or take such action as may be necessary for and on behalf of the Issuer to prevent or correct said event of default and the Trustee shall take or accept such performance by the Company as performance by the Issuer in such event.

                The Issuer hereby makes, constitutes and appoints the Company irrevocably as its agent to give all directions, do all things and perform all acts provided, and to the extent so provided, by this Section 10.11.

                SECTION 10.12. No Transfer of Letter of Credit Held by the Trustee; Exception. Except as required to effect an assignment to a successor Trustee, the Trustee shall not sell, assign or transfer any Letter of Credit, and the Trustee is authorized to enter into an agreement with the Company to such effect.

                SECTION 10.13. Filing of Certain Continuation Statements. From time to time, the Trustee shall duly file, or cause to be filed, at the expense of the Company, continuation statements for the purpose of continuing without lapse the effectiveness of the filing of the financing statements with respect to the security interest created by this Indenture in the Agreement, at or prior to the issuance of the First Series 1996 Bonds and any Additional Bonds and any previously filed continuation statements which shall have been filed as herein required. The Issuer shall sign and deliver to the Trustee or its designee such continuation statements as may be requested of it from time to time by the Trustee. Upon the filing of any such continuation statements, the Trustee shall immediately notify the Issuer and the Company that the same has been accomplished.

                SECTION 10.14.  Tender Agent.
           ________________________ is hereby appointed by the Issuer as the initial Tender Agent. The Issuer, at the direction of the Company, shall appoint any successor Tender Agent for the Bonds, subject to the conditions set forth in
           Section 10.15. The Tender Agent shall designate to the Issuer and the Trustee its principal office for all purposes hereof and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer and the Trustee under which the Tender Agent shall agree, particularly:

                (i) to hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Bonds in trust for the benefit of the Holders of the Bonds until such sums shall be paid to such Holders of the Bonds or otherwise disposed of as herein provided;

               (ii)  to perform its obligations under this Indenture;
                     and

              (iii) to keep such books and records relating to its duties as Tender Agent as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Company at all reasonable times.

                The Issuer shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby the Tender Agent shall be furnished such records and other information, at such times, as shall be required to enable the Tender Agent to perform the duties and obligations imposed upon it hereunder.

                No delivery of Bonds to the Tender Agent shall constitute a redemption of Bonds or any extinguishment of the debt represented thereby or constitute the Tender Agent the owner of such Bonds for any purpose whatsoever.

                SECTION 10.15.  Qualifications of Tender Agent;
           Resignation; Removal.

                     (a) The Tender Agent shall be the Trustee or a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $15,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture. The principal office of the Tender Agent for all purposes hereof shall be the office of the Tender Agent at which all deliveries to it hereunder shall be made and any and all notices and other communications in connection herewith shall be delivered. The Tender Agent may at any time resign and be discharged of its duties and obligations created by this Indenture by giving at least sixty
                (60) days' notice to the Issuer, the Company and the Trustee. The Tender Agent may be removed at any time, at the direction of the Company, by an instrument, signed by the Issuer or the Company, filed with the Tender Agent and with the Trustee.

                     (b) In the event of the resignation or removal of the Tender Agent, the Tender Agent shall deliver any moneys and any Bonds and any related books and records held by it in such capacity to its successor or, if there be no successor, to the Trustee.

                     (c) In the event that the Tender Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Tender Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Issuer shall not have appointed a successor Tender Agent (any appointment by the Issuer shall be with the prior written consent of the Company), the Trustee shall ipso facto be deemed to be the Tender Agent for all purposes of this Indenture until the appointment by the Issuer of a successor Tender Agent. If the Bonds are rated by a Rating Agency, any successor Tender Agent shall be rated at least Baa3/P-3 or otherwise be acceptable to such Rating Agency.

                SECTION 10.16. Remarketing Agent. At the request of the Company, SunTrust Bank, Atlanta, is hereby appointed as the initial Remarketing Agent. The Issuer, at the direction of the Company, shall appoint any successor Remarketing Agent for the Bonds, subject to the conditions set forth in
           Section 10.17. Any Remarketing Agent shall designate to the Issuer and the Trustee its principal office for purposes hereof, which shall be the office of such Remarketing Agent at which all notices and other communications in connection herewith may be delivered to it, and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Company, the Trustee and the Bank under which such Remarketing Agent shall agree particularly (i) to hold all Bonds delivered to it hereunder in trust for the benefit of the respective Holders of Bonds that delivered such Bonds until moneys representing the Purchase Price of such Bonds are delivered to or for the account of or to the order of such Holders of Bonds; (ii) to hold all moneys delivered to it hereunder for the purchase of Bonds in trust for the benefit of the person or entity that has delivered such moneys until the Bonds purchased with such moneys are delivered to or for the account of such person or entity; and (iii) to keep books and records with respect to its activities hereunder as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee, the Company and the Bank, if any, at all reasonable times.

                SECTION 10.17. Qualifications of Remarketing Agent; Resignation; Removal. The Remarketing Agent shall be a financial institution or registered broker/dealer authorized by law to perform all the duties imposed upon it by this Indenture. The Remarketing Agent may at any time resign and be discharged of its duties and obligations created by this Indenture by giving at least sixty (60) days' notice to the Issuer, the Company, the Tender Agent, the Paying Agent, the Trustee and the Bank, if any. The Remarketing Agent may be removed at any time, upon not less than thirty (30) days' notice, at the direction of the Company, by an instrument signed by the Issuer or the Company and filed with the Remarketing Agent, the Trustee, the Paying Agent, the Tender Agent and the Bank, if any.

                In the event that the Issuer and the Company shall fail to appoint a successor Remarketing Agent as provided herein prior to the effective date of the resignation or removal of the Remarketing Agent, the appointment of a successor Remarketing Agent may be made by the Bank by an instrument signed on behalf of the Bank and filed with the

           Remarketing Agent, the Issuer, the Tender Agent, the Company and the Trustee. Upon receipt by the Trustee of any such instrument signed on behalf of the Bank appointing a successor Remarketing Agent, and acceptance of such appointment by such successor, the Trustee shall provide a notice of such appointment to the Tender Agent.

                SECTION 10.18. Authentication of Bonds. The Tender Agent shall have full power and authority to act on behalf of the Trustee and subject to its direction in the authentication and delivery of Bonds hereunder as fully to all intents and purposes as though the Tender Agent had been expressly authorized to authenticate and deliver Bonds hereunder as Trustee. The Trustee shall either authenticate the Bonds initially issued and delivered hereunder or instruct the Tender Agent to authenticate such Bonds upon satisfaction of the conditions to such authentication specified in this Indenture. For all purposes of this Indenture, the authentication and delivery of the Bonds by the Tender Agent pursuant to this Section
           10.18 shall be deemed to be the authentication and delivery of Bonds by the Trustee.

                SECTION 10.19. Several Capacities. Anything in this Indenture to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Bank, the Paying Agent, the Tender Agent, the Bond Registrar and the Remarketing Agent and in any other combination of such capacities, to the extent permitted by law.


                                    ARTICLE XI

                          INDENTURES SUPPLEMENTAL HERETO


                SECTION 11.01. Supplemental Indentures Not Requiring Consent of Bondholders. The Issuer and the Trustee may, without the consent of, or notice to, any of the Bondholders (but with the consent of the Bank, if any), enter into such indenture or indentures supplemental to this Indenture as shall not be inconsistent with the terms and provisions hereof for any one or more of the following purposes:

                     (a) to set forth any or all of the matters in connection with the issuance of Additional Bonds as provided in Section 2.10 hereof;

                     (b) to cure any ambiguity, defect or omission in this Indenture, or to otherwise amend this Indenture, in such manner as shall not in the opinion of the Trustee (in consultation with such professional advisors as the Trustee deems appropriate) impair the security hereof or adversely affect the Bondholders;

                     (c) to grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers or authorities that may lawfully be granted or conferred upon the Bondholders or the Trustee;

                     (d) to add additional covenants of the Issuer, or to surrender any right or power herein conferred upon the Issuer;

                     (e)  to subject to this Indenture additional
                revenues, properties or collateral;

                     (f)  to modify, amend or supplement this
                Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect or to permit the qualification of the Bonds for sale under the securities laws of any of the states of the United States, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

                     (g) to evidence the succession of a new Trustee hereunder;

                     (h)  to satisfy the requirements of The
                Depository Trust Company or any other securities depository selected by the Company or any Rating Agency then rating the Bonds in order to permit the optional or mandatory book entry registration of the Bonds, including, but not limited to, the addition of grace periods as to the payment of interest due on the Bonds, changes in the method of payment of amounts due on the Bonds, the timing or method of notices to Bondholders or of Bondholders as to the purchase of Bonds at the option of Bondholders or Bondholders' elections to retain Bonds, provided that such book entry registration is effective commencing on a date on which the Bonds are subject to mandatory purchase pursuant to this Indenture;

                     (i)  to permit the Bonds to be converted to
                certificateless securities or securities represented by a master certificate held in trust, ownership of which, in either case, is evidenced by book entries on the books of the Bond Registrar, for any period of time (provided that, notwithstanding the foregoing provisions of this Section 11.01, notice of any supplemental indenture pursuant to this Section 11.01(i) shall be given by first class mail, postage prepaid, to all Bondholders prior to the effectiveness thereof); and

                     (j)  to authorize different authorized
                denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchangeability of Bonds of different authorized denominations and similar amendments and modifications of a technical nature.

                SECTION 11.02. Supplemental Indentures Requiring Consent of Bondholders. Exclusive of supplemental indentures covered by Section 11.01 hereof and subject to the terms and provisions contained in this Section 11.02, and not otherwise, the holders of at least a majority in aggregate principal amount of the Bonds then outstanding shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any indenture supplemental hereto; provided, however, that nothing in this Section 11.02 contained shall permit, or be construed as permitting (i) an extension of the maturity or mandatory purchase or sinking fund redemption dates of the principal of or the interest on any Bond issued hereunder, or (ii) a reduction in the principal amount of, or redemption premium on, any Bond or Bonds or the rate or rates of interest thereon or the Purchase Price therefor, or (iii) a privilege or priority of any outstanding Bond or Bonds over any other outstanding Bond or Bonds, or (iv) a reduction in the aggregate principal amount of the Bonds required for consent to such supplemental indenture.

                If at any time the Issuer shall request the Trustee to enter into any such supplemental indenture for any of the purposes of this Section 11.02, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such supplemental indenture to be given in the same manner as the giving of notices of redemption as set forth in Section 3.02 hereof. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Bondholders. If, within sixty days or such longer period as shall be prescribed by the Issuer following the giving of such notice, the Holders of at least a majority in aggregate principal amount of the Bonds outstanding at the time of the execution of any such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no Holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental indenture as in this Section 11.02 permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith and without the necessity for notation on the outstanding Bonds.

                The consent of the Bank (if any) shall be required for any supplemental indenture pursuant to this Section 11.02.

                Anything herein to the contrary notwithstanding, a supplemental indenture under this Article XI which affects the rights of the Company shall not become effective unless and until the Company shall have consented to the execution and delivery of such supplemental indenture. In this regard, the Trustee shall cause notice of the proposed execution and delivery of any such supplemental indenture together with a copy of the proposed supplemental indenture to be mailed by certified or registered mail to the Company at least fifteen days prior to the giving of notice of the proposed execution of such supplemental indenture as provided in this Section 11.02. The Company shall be deemed to have consented to the execution and delivery of any such supplemental indenture if the Trustee does not receive a letter of protest or objection thereto signed by or on behalf of the Company on or before 4:30 P.M., Atlanta, Georgia time, on the fifteenth day after the Company's receipt of said notice and a copy of the proposed supplemental indenture.

                SECTION 11.03. Trustee Authorized to Join in Supplements; Reliance on Counsel. The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture permitted by this
           Article XI and in so doing shall be fully protected by an opinion of counsel, who may be counsel for the Issuer or the Company, that such supplemental indenture is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding supplemental indenture have been done.


                                   ARTICLE XII

                             AMENDMENT OF AGREEMENT


                SECTION 12.01. Amendments, Etc., to Agreement Not Requiring Consent of Bondholders. The Issuer and the Trustee shall, without the consent of or notice to the Bondholders (but with the consent of the Bank, if any), consent to any amendment, change or modification of the Agreement which may be entered into pursuant to Section
           2.10 hereof or as may be required (i) by the provisions of the Agreement or this Indenture, (ii) for the purpose of curing any ambiguity or formal defect or omission, (iii) in connection with the Project facilities so as to identify the same more precisely or substitute or add additional facilities, or (iv) in connection with any other change therein which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Bondholders.

                SECTION 12.02. Amendments, Etc., to Agreement Requiring Consent of Bondholders. Except for the amendments, changes or modifications as provided in Section
           12.01 hereof, neither the Issuer nor the Trustee shall consent to any other amendment, change or modification of the Agreement without the giving of notice and the written approval or consent of the holders of at least a majority in aggregate principal amount of the Bonds at the time outstanding given and procured as in this Section 12.02 provided. If at any time the Issuer and the Company shall request the consent of the Trustee to any such proposed amendment, change or modification of the Agreement, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change or modification to be given in the same manner as provided by Section 11.02 hereof with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file with the Trustee for inspection by all Bondholders.

                The consent of the Bank (if any) shall be required for any amendment, change or modification pursuant to this
           Section 12.02.

                SECTION 12.03. Trustee Authorized to Join in Amendments; Reliance on Counsel. The Trustee is authorized to join with the Issuer in the execution and delivery of any amendment permitted by this Article XII and in so doing shall be fully protected by an opinion of counsel, who may be counsel for the Issuer or the Company, that such amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done.


                                   ARTICLE XIII

                                  MISCELLANEOUS


                SECTION 13.01. Consents, Etc., of Bondholders. Any consent, request, direction, approval, objection or other instrument required by this Indenture to be signed and executed by the Bondholders may be in any number of concurrent writings of similar tenor and may be signed or executed by such Bondholders in person or by agent appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken by it under such request or other instrument, namely:

                     The fact and date of the execution by any person
                of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution.

                SECTION 13.02. Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be inferred from this Indenture, or the Bonds, is intended or shall be construed to give to any person or company other than the Company, the parties hereto, and the holders of the Bonds, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the Company, the parties hereto and the holders of the Bonds as herein provided.

                SECTION 13.03. Severability. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

                SECTION 13.04. Notices. Any notice, request, complaint, demand, communication or other paper shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by telegram, addressed as follows: if to the Issuer, at P.O. Box 128, Suite 101, 222 West Oglethorpe Avenue, Savannah, Georgia 31402, Attention: Chairman; if to the Trustee, at ______________________________________,
           Attention: Corporate Trust Department; and if to the Company, at 600 Bay Street, East, Savannah, Georgia 31401,
           Attention: Vice President, Treasurer and Chief Financial Officer, with copies to Southern Company Services, Inc.,
           64 Perimeter Center East, Atlanta, Georgia 30346,
           Attention: Corporate Finance Department. A duplicate copy of each notice required to be given hereunder by either the Issuer or the Trustee shall also be given to the Company and to the Bank (if any), and a duplicate copy of each notice required to be given hereunder by the Trustee to either the Issuer or the Company shall also be given to the other and to the Bank (if any). The Issuer, the Company, the Trustee and the Bank (if any) may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

                SECTION 13.05.  Trustee as Paying Agent and Bond
           Registrar. The Trustee is hereby designated and agrees to act as the Paying Agent and Bond Registrar for and in respect of the Bonds.

                SECTION 13.06. Payments Due on Saturdays, Sundays and Holidays. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds shall not be a Business Day, then payment of interest or principal and premium, if any, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest on such payment shall accrue for the period after such date.

                SECTION 13.07. Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                SECTION 13.08. Applicable Provisions of Law. This Indenture shall be governed by and construed in accordance with the laws of the State of Georgia.

                SECTION 13.09. Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Indenture.

                SECTION 13.10. Immunity of Members, Officers and Employees of Issuer. No recourse shall be had for the enforcement of any obligation, covenant, promise or agreement of the Issuer contained in this Indenture or in any Bond issued hereunder or for any claim based hereon or otherwise in respect hereof or upon any obligation, covenant, promise or agreement of the Issuer contained in the Agreement, against any member, officer or employee, as such, in his individual capacity, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture, the Bonds and the Agreement are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any member, officer or employee as such, past, present or future, of the Issuer or of any successor corporation, either directly or by reason of any of the obligations, covenants, promises or agreements entered into between the Issuer and the Trustee to be implied therefrom as being supplemental hereto or thereto, and that all personal liability of that character against every such member, officer and employee is by the execution of this Indenture and the Bonds, and as a condition of, and as a part of the consideration for, the execution of this Indenture and the Bonds, expressly waived and released.
           The immunity of members, officers and employees of the Issuer under the provisions contained in this Section 13.10 shall survive the termination of this Indenture.

                IN WITNESS WHEREOF, the Savannah Economic Development Authority has caused these presents to be signed in its name and behalf and its official seal to be hereunto affixed and attested by its duly authorized officers, and to evidence its acceptance of the trusts hereby created __________________________________, as Trustee, has caused these presents to be signed in its name and behalf and its official seal to be hereunto affixed and attested by its duly authorized officers, all as of the day and year first above written.

                                           SAVANNAH ECONOMIC DEVELOPMENT
                                           AUTHORITY


                                           By:
           Attest:                             President


           Assistant Secretary

                                           _______________________________,
                                           as Trustee

                                           By:
           Attest:                         Title: _________________________


           Title: ______________________

                                      EXHIBIT "A"


                            [ADJUSTABLE RATE FORM OF BOND]

           No. .........                             $


                               UNITED STATES OF AMERICA
                                   STATE OF GEORGIA
                        SAVANNAH ECONOMIC DEVELOPMENT AUTHORITY
                          INDUSTRIAL DEVELOPMENT REVENUE BOND
                     (Savannah Electric and Power Company Project)
                                   FIRST SERIES 1996


           Maturity Date:  January 1, 2026   Dated Date: January __, 1996

                                               CUSIP: 80483B __ __


           REGISTERED OWNER:

           PRINCIPAL AMOUNT:


               THIS BOND IS SUBJECT TO MANDATORY TENDER FOR PURCHASE AT THE TIMES AND IN THE MANNER HEREINAFTER DESCRIBED, AND MUST BE SO TENDERED OR WILL BE DEEMED TO HAVE BEEN SO TENDERED UNDER CERTAIN CIRCUMSTANCES DESCRIBED HEREIN.


               Savannah Economic Development Authority (herein called the "Issuer"), a public body corporate and politic and an instrumentality of the State of Georgia, duly created and existing under the laws of the State of Georgia, for value received, hereby promises to pay, solely from the special fund provided therefor as hereinafter set forth, to the Registered Owner specified above, or registered assigns or legal representative, on the Maturity Date specified above (or earlier as hereinafter referred to), upon the presentation and surrender hereof at the principal corporate trust office of the Trustee (hereinafter mentioned), the Principal Amount specified above and to pay, solely from said special fund, to said Registered Owner interest on said Principal Amount at the rate and on the dates described below, from the Dated Date specified above and thereafter from the Interest Payment Date (hereinafter mentioned) next preceding the date of authentication hereof to which interest has been paid or duly provided for, unless the date of authentication hereof is an Interest Payment Date to which interest has been paid or duly provided for, in which case from the date of authentication hereof, or unless no interest has been paid or duly provided for on the Bonds of this series, in which case from said Dated Date, until payment of the principal hereof has been made or duly provided for. Notwithstanding the foregoing, if the date of authentication of this Bond is after any date which is the second (2nd) Business Day (as defined in the Indenture hereinafter mentioned) next preceding any Interest Payment Date (a "Record Date") and before the following Interest Payment Date, this Bond shall bear interest from such Interest Payment Date; provided, however, that if the Issuer shall default in the payment of interest due on such Interest Payment Date, then this Bond shall bear interest from the next preceding Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Bonds of this series, from said Dated Date. Payment of the principal and redemption premium, if any, and interest on this Bond shall be made in any coin or currency of the United States of America which on the respective dates of payment thereof shall be legal tender for the payment of public and private debts. Unless other arrangements are made pursuant to the Indenture, interest is payable by check or draft mailed on the Interest Payment Date (or, if such day is not a Business Day, the next succeeding Business Day) to the Holder hereof at the close of business on the Record Date immediately preceding each Interest Payment Date at the address of such Holder as it appears on the Bond registration books of the Issuer. In any case where the date of maturity of interest on or premium, if any, or principal of this Bond or the date fixed for redemption of this Bond shall not be a Business Day, then payment of such interest, premium or principal need not be made on such date but shall be made on the next succeeding Business Day, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and, in the case of such payment, no interest shall accrue for the period from and after such date.

               The following definitions shall apply to the terms used in this Bond:

               "Adjustable Rate" means the interest rate borne by the Bonds of this series from the date of initial issuance and delivery thereof to (but not including) the Conversion Date, which rate is determined in the manner hereinafter described.

               "Conversion Date" or "Optional Conversion Date" means the Interest Payment Date, which shall be a Business Day, from and after which the interest rate on the Bonds of this series is converted from the Adjustable Rate to the Fixed Rate as a result of the exercise by the Company (hereinafter mentioned) of the Conversion Option.

               "Conversion Option" means the option granted to the Company in the Indenture pursuant to which the interest rate on the Bonds of this series is converted from the Adjustable Rate to the Fixed Rate as of the Optional Conversion Date.

               "Demand Purchase Option" means the option granted in the Indenture to owners of Bonds of this series, while the Bonds bear interest at the Adjustable Rate, to require that Bonds be purchased prior to the Conversion Date.

               "Fixed Rate" means the interest rate in effect on the Bonds of this series from and after the Conversion Date, which rate is determined in the manner hereinafter described.

               "Interest Payment Date" means (i) so long as the Bonds of this series bear interest at the Adjustable Rate, the Interest Payment Date for each Interest Period shall be the first day of the next succeeding Interest Period; provided, that so long as the Interest Period is one week in duration, the term Interest Payment Date shall mean the first day of each calendar month, and (ii) so long as the Bonds of this series bear interest at the Fixed Rate, January 1 and July 1 in each year, commencing on the January 1 or July 1 next succeeding the Conversion Date.

               "Interest Period" means the period from the date of initial issuance and delivery of the Bonds of this series to and including the next succeeding Tuesday (unless the Bonds are issued and delivered on a Tuesday, in which case the first Interest Period shall include only such Tuesday), and each period of one week's duration thereafter, commencing on Wednesday of each week and continuing through Tuesday of the following week. At the option of the Company, the duration of the Interest Period may be adjusted in accordance with the provisions of Section 2.02(c)(ii) of the Indenture, in which event the term "Interest Period" shall mean (i) for any period of time of one week's duration, the period commencing on Wednesday of each week and continuing through Tuesday of the following week, (ii) for any period of time of one month's duration, the period commencing on the first day of each calendar month and terminating on the last day of such month,
           (iii) for any period of time of three month's duration, the period commencing on the first day of the first calendar month and terminating on the last day of the third calendar month, and
           (iv) for any period of time of six month's duration, the period commencing on the first day of the first calendar month and terminating on the last day of the sixth calendar month. Under no circumstances shall the Interest Period exceed six months in duration. The duration of the Interest Period may be adjusted effective only on the day following the last day of the preceding Interest Period; provided, however, that an Interest Period of one week's duration may be adjusted to any other authorized duration only on the first day of each calendar month. In the event the duration of the Interest Period is to be adjusted from one week to another authorized duration, and the expiration of the last Interest Period prior to the first calendar day of the month does not occur on the last day of a calendar month, then in such event the duration of such Interest Period shall be increased or decreased at the discretion of the Remarketing Agent, by not more than six (6) days, in order to cause the expiration of such Interest Period to occur on the last day of the calendar month.

               "Letter of Credit" means any letter of credit, line of credit, insurance policy or other credit facility provided by the Company pursuant to the Agreement (hereinafter mentioned), including any Substitute Letter of Credit.

               "Letter of Credit Termination Date" means the later of
           (i) that date upon which the Letter of Credit shall expire or terminate pursuant to its terms, or (ii) that date to which the expiration or termination of the Letter of Credit may be extended, from time to time, either by extension or renewal of the existing Letter of Credit or the issuance of a Substitute Letter of Credit.

               "Mandatory Purchase Date" means the Interest Payment Date immediately preceding the Letter of Credit Termination Date.

               "Preliminary Interest Rate" means the preliminary interest rate required to be determined by the Remarketing Agent upon any change in the duration of the Interest Period.

               "Preliminary Rate Determination Date" means the fifteenth
           (15th) day next preceding the Rate Determination Date (or if such date is not a Business Day, then the Business Day immediately preceding such date).

               "Purchase Price" means an amount equal to 100% of the principal amount of any Bond tendered or deemed tendered pursuant to the Indenture, plus, in the case of purchase pursuant to the exercise of the Demand Purchase Option, accrued and unpaid interest thereon to the date of purchase.

               "Rate Determination Date" means the first day of each Interest Period that has a duration different from the preceding Interest Period, on which date the Remarketing Agent shall establish the Adjustable Rate for such Interest Period (or if such date is not a Business Day, then the Business Day immediately preceding such date).

               "Remarketing Agent" means the Remarketing Agent acting as such under the Remarketing Agreement, dated as of January 1, 1996, between the Company and SunTrust Bank, Atlanta.

               "Substitute Letter of Credit" means a letter of credit, line of credit, insurance policy or other credit facility delivered to the Trustee in accordance with the Agreement (i) issued by the Bank, (ii) replacing any existing Letter of Credit,
           (iii) dated as of a date prior to the expiration or termination date of the Letter of Credit for which the same is to be substituted, (iv) which shall expire on a date which is at least six (6) days after an Interest Payment Date for the Bonds of this series and (v) issued on substantially identical terms and conditions as the then existing Letter of Credit, except that the Substitute Letter of Credit may expire on a date which is later than the expiration date of the Letter of Credit being replaced, and except that the stated amount of the Substitute Letter of Credit shall equal the sum of (A) the aggregate principal amount of Bonds of this series at the time outstanding, plus (B) an amount equal to at least 50 days' interest (computed at the Maximum Interest Rate (as defined in the Indenture), so long as the Bonds of this series bear interest at the Adjustable Rate) on all Bonds of this series at the time outstanding.

               "Tender Date" means (i) during any Interest Period of other than one week's duration, any Interest Payment Date, (ii) during any Interest Period of one week's duration, the seventh (7th) day (unless such day is not a Business Day, in which case the next Business Day) following receipt by the Tender Agent of notice from the owner that such owner has elected to tender Bonds (as more fully described herein), and (iii) the Conversion Date.

                       This Bond shall bear interest as follows:

                    (a) Prior to the Conversion Date, this Bond shall bear interest at the Adjustable Rate, as hereinafter described. The Adjustable Rate for each Interest Period will be determined by the Remarketing Agent on the first day of each such Interest Period, as follows: the interest rate for each Interest Period shall be established at a rate equal to the interest rate per annum that, in the sole judgment of the Remarketing Agent, taking into account prevailing financial market conditions, would be the minimum interest rate required to sell the Bonds of this series at a price of Par (as such term is defined in the Indenture) on the date of such determination. Upon determining the Adjustable Rate for each Interest Period, the Remarketing Agent shall notify the Trustee and the Company of such rate by telephone or such other manner as may be appropriate by not later than 2:00 P.M., Atlanta, Georgia time on the date of such determination, which notice shall be promptly confirmed in writing.

                    Pursuant to the Indenture, the Company is authorized to
               adjust the duration of the Interest Period and, in that connection, shall instruct the Remarketing Agent, not later than the fifth (5th) day prior to the Preliminary Rate Determination Date, to compute the Adjustable Rate on the basis of an Interest Period of one week, one month, three months or six months. In the event the Company elects to adjust the duration of the Interest Period, the Company shall notify the Trustee in writing, on the date such instruction is provided to the Remarketing Agent, of such an election with respect to the Interest Period and of the Rate Determination Date on which such new Interest Period shall commence.

                    Following receipt of instructions from the Company
               regarding the computation of the Adjustable Rate based upon a change in the duration of the Interest Period, the Remarketing Agent shall, on the Preliminary Rate Determination Date, determine the Preliminary Interest Rate for the Bonds of this series. Upon determining the Preliminary Interest Rate, the Remarketing Agent shall notify the Trustee and the Company thereof by telephone or such other manner as may be appropriate by not later than 2:00 P.M., Atlanta, Georgia time on the date of such determination, which notice shall be promptly confirmed in writing.

                    The Trustee shall then mail notice to the registered
               owners of such Bonds, not more than two Business Days following the Preliminary Rate Determination Date, stating
               (i) that the duration of the Interest Period will be adjusted as of the first day of the next succeeding Interest Period and specifying the duration of the Interest Period and the date of the commencement of such Interest Period;
               (ii) the Preliminary Interest Rate; (iii) that the Remarketing Agent will determine the Adjustable Rate for such Interest Period on the Rate Determination Date and that in no event will such rate be lower than the Preliminary Interest Rate; (iv) that the date of commencement of such Interest Period is a Tender Date, and that the owners of such Bonds shall be deemed to have tendered their Bonds on such Tender Date unless the owners of such Bonds have directed the Trustee not to purchase their Bonds on such Tender Date by providing the notice described below;
               (v) that if such notice of election not to tender is given by the owners to the Trustee within the period set forth in such notice, then the owners of such Bonds will not be entitled to tender such Bonds until the next succeeding Tender Date; and (vi) that any election not to tender given in accordance with such procedure will be irrevocable.

                    As described above, the owner of a Bond that is subject
               to mandatory tender because the Company has elected to change the duration of the Interest Period shall have the option to make an irrevocable election not to tender such Bond for purchase on the Tender Date. In order to exercise such option, the owner of such Bond shall give to the Trustee on or prior to 12:30 P.M., Atlanta, Georgia time, on the seventh (7th) day preceding such Tender Date (or, if such day is not a Business Day, the next preceding Business
               Day) written notice stating (a) the principal of the Bonds which the owner elects not to tender, (b) the number of such Bonds, (c) that such owner irrevocably elects not to tender such Bonds on such Tender Date, and (d) that such Owner acknowledges that the duration of the next Interest Period will differ from the duration of the Interest Period then ending.

                    Owners of Bonds not providing the Trustee with the
               notice described above shall be required to tender their Bonds to the Tender Agent for purchase at the Purchase Price, and any such Bonds not so tendered on the Rate Determination Date ("Untendered Bonds") for which there has been irrevocably deposited in trust with the Trustee an amount of moneys sufficient to pay the Purchase Price of the Untendered Bonds, shall be deemed to have been purchased.
               IN THE EVENT OF A FAILURE BY AN OWNER OF BONDS (OTHER THAN AN OWNER OF BONDS WHO HAS GIVEN NOTICE AS PROVIDED ABOVE) TO TENDER ITS BONDS ON OR PRIOR TO THE RATE DETERMINATION DATE, SAID OWNER SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST TO ACCRUE SUBSEQUENT TO THE RATE DETERMINATION
               DATE) OTHER THAN THE PURCHASE PRICE FOR SUCH UNTENDERED BONDS, AND ANY UNTENDERED BONDS SHALL NO LONGER BE ENTITLED TO THE BENEFITS OF THE INDENTURE, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREFOR.

                    On the Rate Determination Date, the Remarketing Agent
               shall establish the Adjustable Rate for the Bonds of this series for the Interest Period commencing on the Rate Determination Date, and shall notify the Trustee and the Company thereof by telephone or such other manner as may be appropriate by not later than 2:00 P.M., Atlanta, Georgia time on the date of such determination, which notice shall be promptly confirmed in writing. The Preliminary Interest Rate and the Adjustable Rate on the Bonds of this series for such Interest Period shall be established at a rate equal to the interest rate per annum that, in the sole judgment of the Remarketing Agent, taking into account prevailing financial market conditions, would be the minimum interest rate required to sell the Bonds of this series at a price of Par on the Rate Determination Date; provided, that the Adjustable Rate on the Bonds of this series for such Interest Period shall in no event be less than the Preliminary Interest Rate. The Adjustable Rate determined by the Remarketing Agent for the Bonds of this series will take effect on the first day of the Interest Period for which such rate was determined.

                    (b) From and after the Conversion Date, the Bonds of this series shall bear interest at the Fixed Rate, determined as follows: commencing on the Conversion Date and thereafter through and including the maturity or prior redemption of the Bonds of this series, the Fixed Rate shall be the interest rate per annum which, in the sole judgment of the Remarketing Agent, taking into account prevailing financial market conditions, would be the minimum interest rate required to sell such Bonds on the Conversion Date at a price equal to Par. The Fixed Rate shall be determined by the Remarketing Agent on or before the second (2nd) Business Day preceding the Conversion Date, and the Remarketing Agent shall notify the Trustee and the Company thereof by telephone or such other manner as may be appropriate by not later than 2:00 P.M., Atlanta, Georgia time on such date, which notice shall be promptly confirmed in writing.

               Prior to the Conversion Date, interest on the Bonds of this series shall be computed on the basis of (i) a 365- or 366-day year, as the case may be, actual number of days elapsed, so long as the Interest Period is one week or one month in duration, and
           (ii) a 360-day year comprised of twelve 30-day months, so long as the Interest Period is three months or six months in duration. On and after the Conversion Date, interest on the Bonds of this series shall be computed on the basis of a 360-day year of twelve 30-day months.

               The interest rate on the Bonds of this series shall be converted from the Adjustable Rate to the Fixed Rate upon satisfaction of certain conditions and notice given by the Company and by the Trustee in accordance with the requirements of the Indenture, in the manner and subject to the provisions with respect thereto set forth in the Indenture, and the Bonds of this series shall be subject to mandatory tender for purchase by the owners thereof on the Conversion Date. On and after the Conversion Date, the Demand Purchase Option will not be
           available to the owners of the Bonds of this series.   All
           owners of Bonds of this series shall be required to tender their Bonds to the Tender Agent on or prior to the Conversion Date for purchase at the Purchase Price. All owners of Bonds of this series shall also be required to tender their Bonds to the Tender Agent on or prior to the Mandatory Purchase Date for purchase at the Purchase Price. Accrued interest on the Bonds of this series will be payable on the Conversion Date and the Mandatory Purchase Date to the owners of Bonds as of the applicable Record Date. Any Bonds not so tendered on the Conversion Date or the Mandatory Purchase Date ("Untendered Bonds"), for which there has been irrevocably deposited in trust with the Tender Agent an amount of moneys sufficient to pay the Purchase Price of the Untendered Bonds, shall be deemed to have been purchased at the Purchase Price. IN THE EVENT OF A FAILURE BY AN OWNER OF BONDS OF THIS SERIES TO TENDER ITS BONDS ON OR PRIOR TO THE CONVERSION DATE OR THE MANDATORY PURCHASE DATE, SAID OWNER SHALL NOT BE ENTITLED TO ANY PAYMENT (INCLUDING ANY INTEREST TO ACCRUE SUBSEQUENT TO THE CONVERSION DATE OR THE MANDATORY PURCHASE DATE) OTHER THAN THE PURCHASE PRICE FOR SUCH UNTENDERED BONDS, AND ANY UNTENDERED BONDS SHALL NO LONGER BE ENTITLED TO THE BENEFITS OF THE INDENTURE, EXCEPT FOR THE PURPOSE OF PAYMENT OF THE PURCHASE PRICE THEREFOR.

               This Bond shall be purchased at the option of the Owner hereof ("Demand Purchase Option") at the Purchase Price, upon:

                    (a) delivery to the Tender Agent at its principal corporate trust office and to the Remarketing Agent at its principal office of a written or telephonic (promptly confirmed in writing) notice by 11:00 A.M., Atlanta, Georgia time, on a Business Day (said notice to be irrevocable and effective upon receipt) which states (i) the aggregate principal amount and the Bond numbers of Bonds to be purchased; and (ii) the date on which such Bonds are to be purchased, which date shall be a Tender Date not prior to the seventh (7th) day next succeeding the date of delivery of such notice and which date shall be prior to the Conversion Date; and

                    (b) delivery to the Tender Agent at its office designated below at or prior to 9:30 A.M., Atlanta, Georgia time, on the Business Day preceding the date designated for purchase in the notice described in (a) above of such Bonds to be purchased, endorsed in blank, and if such Bonds are to be purchased prior to the next succeeding Interest Payment Date and after the Record Date in respect thereof, a due bill, payable to bearer, for interest due on such Interest Payment Date.

               Any delivery of a notice required to be made to the Tender Agent at its principal corporate trust office pursuant to (a) above or otherwise shall be delivered to the Tender Agent at
           ________________________________________________________________
           ___________________________________________________, Attention:
           Corporate Trust Department, or to the office designated for such purpose by any successor Tender Agent; any delivery of a notice required to be made to the Remarketing Agent at its principal office pursuant to (a) above or otherwise shall be delivered to the Remarketing Agent at SunTrust Bank, Atlanta, 25 Park Place, 5th Floor, Atlanta, Georgia 30303, Attention: Investment Banking Division, or to the office designated for such purpose by any successor Remarketing Agent; and any delivery of Bonds required to be made to the Tender Agent pursuant to (b) above or otherwise shall be delivered to the Tender Agent at ____________
           ________________________________________________________________
           __________________________________, Attention:  Corporate Trust
           Department, or to the office designated for such purpose by any successor Tender Agent.

               The Bonds are issued pursuant to and in full compliance with the Constitution and laws of the State of Georgia, and pursuant to a resolution adopted by the Issuer on __________, 1996, which resolution authorizes the execution and delivery of the Agreement (hereinafter mentioned) and the Indenture. The Bonds and the interest thereon are limited special obligations of the Issuer and are payable solely from the special fund hereinafter referred to out of the revenues and other amounts derived from the Agreement (hereinafter mentioned) and are secured as set forth in the Indenture. The Bonds and premium, if any, and interest thereon and the Purchase Price therefor shall not be deemed to constitute a debt or general obligation or a pledge of the faith and credit of the State of Georgia or any political subdivision thereof. Neither the State of Georgia nor any political subdivision thereof nor the Issuer shall be obligated to pay the principal of the Bonds or premium, if any, or interest thereon or the Purchase Price therefor or other costs incident thereto except from the revenues and receipts pledged therefor, and neither the faith and credit nor the taxing power of the State of Georgia or any political subdivision thereof is pledged to the payment of the principal of the Bonds or premium, if any, or interest thereon or the Purchase Price therefor or other costs incident thereto. Payments under the Agreement sufficient for the prompt payment when due of the principal of and premium, if any, and interest on the Bonds are to be paid to the Trustee by the Company for the account of the Issuer and deposited in a special account created by the Issuer and designated "Savannah Economic Development Authority Industrial Development Revenue Bonds (Savannah Electric and Power Company Project) First Series 1996 Bond Fund" (herein called the "Bond Fund") and have been duly pledged and assigned for that purpose. In addition, substantially all other rights of the Issuer under the Agreement have also been assigned to the Trustee to secure payment of the principal of and premium, if any, and interest on, and the Purchase Price of, the Bonds issued under the Indenture.

               This Bond is one of a duly authorized series of revenue bonds of the Issuer known as "Industrial Development Revenue Bonds (Savannah Electric and Power Company Project), First Series 1996", issued for the purpose of financing the cost of acquiring, constructing, installing and equipping certain facilities comprising the Project (as defined in the Agreement). The Bonds of this series initially authorized aggregate ______________________________ Dollars ($____________) in
           principal amount. The Indenture provides that additional series of Bonds may be issued under the Indenture for the purpose of providing additional funds for payment of the cost of the Project or refunding any of the Bonds then outstanding of any series.

               The Bonds of this series and all such additional Bonds (herein called collectively the "Bonds") are issued or are to be issued under and pursuant to a trust indenture (said trust indenture, together with all trust indentures supplemental thereto as therein permitted, being herein called the "Indenture"), dated as of the 1st day of January, 1996, by and between the Issuer and ________________________________________,
           as Trustee (said banking association and any successor trustee under the Indenture being herein called the "Trustee"), an executed counterpart of which Indenture is on file at the principal corporate trust office of the Trustee. Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of Bonds issued under the Indenture, the collection and disposition of revenues, a description of the funds charged with and pledged to the payment of the principal of and premium, if any, and interest on the Bonds, the nature and extent of the security, the terms and conditions under which the Bonds are or may be issued, the rights, duties and obligations of the Issuer and of the Trustee, the rights of the holders of the Bonds and the terms and conditions pursuant to which the Indenture and the Agreement may be amended, and, by the acceptance of this Bond, the holder hereof assents to all of the provisions of the Indenture. Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Indenture.

               The Issuer has entered into a Lease Agreement, dated as of January 1, 1996 (herein called the "Agreement"), with Savannah Electric and Power Company, a corporation organized and existing under the laws of the State of Georgia (herein called the "Company"). The Agreement provides for the payment by the Company of amounts sufficient to pay the principal of and premium, if any, and interest on, and the Purchase Price of, the Bonds as the same shall become due and payable. The Agreement further provides that the amounts so to be paid thereunder shall be paid directly to the Trustee as assignee of the Issuer; such payments are to be deposited to the credit of the Bond Fund created under the Indenture which special fund is pledged to and charged with the payment of the principal of and premium, if any, and interest on all Bonds issued under the Indenture and such amounts so to be paid thereunder have been duly pledged and assigned for that purpose.

               No Letter of Credit has been provided in connection with the initial issuance of the Bonds of this series. Subsequent to such initial issuance, the Company may, in its sole discretion, furnish a Letter of Credit, and under certain circumstances described in the Indenture, the Company may obtain a Substitute Letter of Credit in substitution for any Letter of Credit.

               The Bonds of this series are issuable as fully registered Bonds without coupons in denominations of $100,000 or integral multiples of $5,000 in excess thereof prior to the Conversion Date, and $5,000 or any integral multiple thereof after the Conversion Date (an "Authorized Denomination"). At the principal corporate trust office of the Trustee, in the manner and subject to the limitations, conditions and charges provided in the Indenture, Bonds may be exchanged for an equal aggregate principal amount of Bonds of the same series and maturity and of any Authorized Denominations.

               On or prior to the Conversion Date, the Bonds of this series are subject to redemption, at the direction of the Company, in whole on any Business Day or in part on any Interest Payment Date at a redemption price equal to the principal amount of the Bonds to be redeemed plus accrued interest thereon to the redemption date but without premium.

               After the Conversion Date, the Bonds of this series are subject to redemption, at the direction of the Company, in whole or in part at any time on or after the First Day of Redemption Period as described below, at the principal amount thereof, plus a redemption premium (expressed as a percentage of principal amount) plus accrued interest thereon to the redemption date (such premium to be paid only from Available Moneys on deposit in the Bond Fund other than any moneys paid by the Bank unless any Letter of Credit then in effect provides for payment of such premium) as follows:


          Length of Fixed
          Rate Period From                              Redemption Premium
          Conversion Date                               as a Percentage of
          Until Maturity           First Day of         Principal Amount
          (Expressed in Years)   Redemption Period      of Bonds

          More than 5            5th Anniversary of      2% declining by 1%
                                 Conversion Date         every year after
                                                         the 5th Anniver-
                                                         sary of the
                                                         Conversion Date
                                                         until reaching 0%,
                                                         and thereafter 0%

          5 or less              1st Anniversary of      0%
                                 Conversion Date


               The Bonds of this series are also subject to redemption in the event the Trustee and the Issuer shall have received written notice from the Company of its determination of the occurrence of certain events specified in Section 3.06 of the Indenture. If called for redemption in such event, the Bonds of this series shall be subject to redemption at any time in whole at the principal amount thereof plus accrued interest to the redemption date but without premium.

               In addition, the Bonds of this series are subject to mandatory redemption, pursuant to the sinking fund requirements of Section 3.07 of the Indenture, on January 1, 1997, and on each January 1 thereafter to and including January 1, 2025, at the principal amount thereof plus accrued interest to the redemption date but without premium.

               Any such redemption, either in whole or in part, shall be made upon at least thirty (30) (fifteen (15) prior to the Conversion Date) days' prior notice as provided in the Indenture, and shall be made in the manner and under the terms and conditions provided in the Indenture. On the date designated for redemption, notice having been given and moneys for payment of the redemption price and accrued interest being held by the Trustee or by the paying agents, all as provided in the Indenture, the Bonds or portions of Bonds so called for redemption shall become and be due and payable at the redemption price provided for redemption of such Bonds or such portions thereof on such date, interest on such Bonds or such portions thereof so called for redemption shall cease to accrue, such Bonds or such portions thereof so called for redemption shall cease to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no rights in respect of such Bonds or such portions thereof so called for redemption except to receive payment of the redemption price and accrued interest thereon so held by the Trustee or by the paying agents. If a portion of this Bond shall be called for redemption, a new registered Bond in principal amount equal to the unredeemed portion hereof will be issued to the Holder upon the surrender hereof.

               The Holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

               In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds then outstanding under the Indenture may become or may be declared due and payable before the stated maturity thereof, together with the interest accrued thereon.

               Modifications or alterations of the Indenture or any trust indenture supplemental thereto or of the Agreement may be made only to the extent and in the circumstances permitted by the Indenture.

               The transfer of this Bond may be registered by the registered owner hereof in person or by his attorney or legal representative at the principal corporate trust office of the Trustee, but only in the manner and subject to the limitations and conditions provided in the Indenture and upon surrender and cancellation of this Bond. Upon any such registration of transfer the Issuer shall execute and the Trustee shall authenticate and deliver in exchange for this Bond a new Bond or Bonds, registered in the name of the transferee, of Authorized Denominations, in aggregate principal amount equal to the principal amount of this Bond and of the same series and maturity.

               No covenant or agreement contained in this Bond or the Indenture shall be deemed to be a covenant or agreement of any member, agent or employee of the Issuer in his individual capacity, and neither the officers of the Issuer nor any official executing this Bond shall be liable personally on this Bond or be subject to any personal liability or accountability by reason of the issuance of this Bond.

               This Bond shall be fully negotiable as an investment security as provided by the laws of the State of Georgia and is issued with the intent that the laws of the State of Georgia shall govern its construction.

               All acts, conditions and things required to happen, exist and be performed precedent to and in the issuance of this Bond and the execution of the Indenture have happened, exist and have been performed as so required.

               This Bond shall not be valid or become obligatory for any purpose or be entitled to any benefit or security under the Indenture until it shall have been authenticated by the execution by the Trustee of the certificate of authentication endorsed hereon.

               IN WITNESS WHEREOF, the Savannah Economic Development Authority has caused this Bond to be executed in its name and on its behalf by the facsimile signature of its President or Vice Chairman and its official seal or a facsimile thereof to be impressed or printed hereon and attested by the manual or facsimile signature of its Secretary or Assistant Secretary.

                                        SAVANNAH ECONOMIC DEVELOPMENT
                                        AUTHORITY


                                        By:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                          (To be endorsed on all Bonds)

                          CERTIFICATE OF AUTHENTICATION

               This Bond is one of the Bonds of the series designated therein and issued under the provisions of the within-mentioned Indenture.

                                        ______________________________,

                                              as Trustee or Tender Agent


           Date: __________________     By:
                                              Authorized Signatory

                          [FORM OF VALIDATION CERTIFICATE]

                           (To be endorsed on all Bonds)


           STATE OF GEORGIA           SS:
           COUNTY OF CHATHAM


               The undersigned, Clerk of the Superior Court of Chatham County, Georgia, hereby certifies that the within First Series 1996 Bond was validated and confirmed by judgment of the Superior Court of Chatham County, Georgia rendered on the ____ day of ___________, 1996, that no intervention or objection was filed thereto and that no appeal has been taken therefrom.

               IN WITNESS WHEREOF, I have caused this Certificate to be executed by the use of my facsimile signature and have caused the official seal of the Court or a facsimile thereof to be affixed hereto.



                                        Clerk, Superior Court
                                        Chatham County, Georgia

                                    EXHIBIT "B"


                             [FIXED RATE FORM OF BOND]

           No. .........                           $


                              UNITED STATES OF AMERICA
                                  STATE OF GEORGIA
                      SAVANNAH ECONOMIC DEVELOPMENT AUTHORITY
                        INDUSTRIAL DEVELOPMENT REVENUE BOND
                   (Savannah Electric and Power Company Project)
                                 FIRST SERIES 1996


               Savannah Economic Development Authority (herein called the "Issuer"), a public body corporate and politic and an instrumentality of the State of Georgia, duly created and existing under the laws of the State of Georgia, for value received, hereby promises to pay, solely from the special fund provided therefor as hereinafter set forth, to
                       , or registered assigns or legal representative, on the 1st day of January, 2026 (or earlier as hereinafter referred to), upon the presentation and surrender hereof at the principal corporate trust office of the Trustee (hereinafter mentioned) located in __________, _________, the
           principal sum of          DOLLARS in any coin or currency of
           the United States of America which on the date of payment thereof is legal tender for the payment of public and private debts, and to pay, solely from said special fund, to the registered owner hereof by check or draft mailed to the registered owner at his address as it appears on the bond registration books of the Issuer, interest on said principal sum from the latest semiannual interest payment date to which interest has been paid on Bonds of this series preceding the date hereof, unless the date hereof be an interest payment date to which interest is being paid, in which case from the date hereof, or unless the date hereof is prior to _______ 1, ____, in which case from ______ 1, ____, at the rate of
                           per centum (     %) per annum until payment
           of said principal sum, such interest being payable semiannually on the 1st days of January and July in each year in like coin or currency. Interest shall be calculated on the basis of a year of 360 days and twelve 30-day months.

               The interest payable on any January 1 or July 1 will, subject to certain exceptions provided in the Indenture

           (hereinafter mentioned), be paid to the person in whose name this Bond is registered at the close of business on the record date, which shall be the December 15 or June 15, as the case may be, next preceding such interest payment date.

               The Bonds are issued pursuant to and in full compliance with the Constitution and laws of the State of Georgia, and pursuant to a resolution adopted by the Issuer on _________, 199_, which resolution authorizes the execution and delivery of the Agreement (hereinafter mentioned) and the Indenture. The Bonds and the interest thereon are limited special obligations of the Issuer and are payable solely from the special fund hereinafter referred to out of the revenues and other amounts derived from the Agreement (hereinafter mentioned) and are secured as set forth in the Indenture.
           The Bonds and premium, if any, and interest thereon shall not be deemed to constitute a debt or general obligation or a pledge of the faith and credit of the State of Georgia or any political subdivision thereof. Neither the State of Georgia nor any political subdivision thereof nor the Issuer shall be obligated to pay the principal of the Bonds or premium, if any, or interest thereon or other costs incident thereto except from the revenues and receipts pledged therefor, and neither the faith and credit nor the taxing power of the State of Georgia or any political subdivision thereof is pledged to the payment of the principal of the Bonds or premium, if any, or interest thereon or other costs incident thereto. Payments under the Agreement sufficient for the prompt payment when due of the principal of and premium, if any, and interest on the Bonds are to be paid to the Trustee by the Company (hereinafter mentioned) for the account of the Issuer and deposited in a special account created by the Issuer and designated "Savannah Economic Development Authority Industrial Development Revenue Bonds (Savannah Electric and Power Company Project) First Series 1996 Bond Fund" (herein called the "Bond Fund") and have been duly pledged and assigned for that purpose. In addition, substantially all other rights of the Issuer under the Agreement have also been assigned to the Trustee to secure payment of the principal of and premium, if any, and interest on the Bonds issued under the Indenture.

               This Bond is one of a duly authorized series of revenue bonds of the Issuer known as "Industrial Development Revenue Bonds (Savannah Electric and Power Company Project), First Series 1996", issued for the purpose of financing the cost of acquiring, constructing, installing and equipping certain facilities comprising the Project (as defined in the

           Agreement). The Bonds of this series initially authorized aggregate ____________________________ Dollars ($___________)
           in principal amount. The Indenture provides that additional series of Bonds may be issued under the Indenture for the purpose of providing additional funds for payment of the cost of the Project or refunding any of the Bonds then outstanding of any series.

               The Bonds of this series and all such additional Bonds (herein called collectively the "Bonds") are issued or are to be issued under and pursuant to a trust indenture (said trust indenture, together with all trust indentures supplemental thereto as therein permitted, being herein called the "Indenture"), dated as of the 1st day of January, 1996, by and between the Issuer and ________________________________, as Trustee (said banking association and any successor trustee under the Indenture being herein called the "Trustee"), an executed counterpart of which Indenture is on file at the principal corporate trust office of the Trustee. Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of Bonds issued under the Indenture, the collection and disposition of revenues, a description of the funds charged with and pledged to the payment of the principal of and premium, if any, and interest on the Bonds, the nature and extent of the security, the terms and conditions under which the Bonds are or may be issued, the rights, duties and obligations of the Issuer and of the Trustee, the rights of the holders of the Bonds and the terms and conditions pursuant to which the Indenture and the Agreement may be amended, and, by the acceptance of this Bond, the holder hereof assents to all of the provisions of the Indenture.

               The Issuer has entered into a Lease Agreement, dated as of January 1, 1996 (herein called the "Agreement"), with Savannah Electric and Power Company, a corporation organized and existing under the laws of the State of Georgia (herein called the "Company"). The Agreement provides for the payment by the Company of amounts sufficient to pay the principal of and premium, if any, and interest on the Bonds as the same shall become due and payable. The Agreement further provides that the amounts so to be paid thereunder shall be paid directly to the Trustee as assignee of the Issuer; such payments are to be deposited to the credit of the Bond Fund created under the Indenture which special fund is pledged to and charged with the payment of the principal of and premium, if any, and interest on all Bonds issued under the Indenture and such amounts so to be paid thereunder have been duly pledged and assigned for that purpose.

               The Bonds are issuable as fully registered Bonds without coupons in denominations of $5,000 or any multiple thereof. At the principal corporate trust office of the Trustee, located in ________, __________, in the manner and subject to the limitations, conditions and charges provided in the Indenture, Bonds may be exchanged for an equal aggregate principal amount of Bonds of the same series and maturity, of authorized denominations and bearing interest at the same rate.

               The Bonds of this series are non-callable for redemption prior to ____________, except in the event the Trustee and the Issuer shall have received written notice from the Company of its determination of the occurrence of certain events specified in Section 3.06 of the Indenture, and except for mandatory redemptions pursuant to the sinking fund requirements of Section 3.07 of the Indenture as hereinafter described. If called for redemption pursuant to said Section 3.06, the Bonds of this series shall be subject to redemption at any time in whole at the principal amount thereof plus accrued interest to the redemption date but without premium.

               The Bonds of this series are also subject to redemption by the Issuer prior to maturity on or after ______________, in whole at any time or in part from time to time (but if in part by lot or in such other random manner as the Trustee in its discretion may determine), at the redemption prices (expressed as percentages of principal amount) set forth in the table below plus accrued interest to the redemption date.

                    Redemption Date     Redemption
                   (dates inclusive)       Price



               In addition, the Bonds of this series are subject to mandatory redemption, pursuant to the sinking fund requirements of Section 3.07 of the Indenture, on January 1, 1997, and on each January 1 thereafter to and including January 1, 2025, at the principal amount thereof plus accrued interest to the redemption date but without premium.

               Any such redemption, either in whole or in part, shall be made upon at least thirty (30) days' prior notice as provided in the Indenture, and shall be made in the manner and under the terms and conditions provided in the Indenture. On the date designated for redemption, notice having been given and moneys for payment of the redemption price and accrued interest being held by the Trustee or by the paying agents, all as provided in the Indenture, the Bonds or portions of Bonds so called for redemption shall become and be due and payable at the redemption price provided for redemption of such Bonds or such portions thereof on such date, interest on such Bonds or such portions thereof so called for redemption shall cease to accrue, such Bonds or such portions thereof so called for redemption shall cease to be entitled to any benefit or security under the Indenture, and the registered owners thereof shall have no rights in respect of such Bonds or such portions thereof so called for redemption except to receive payment of the redemption price and accrued interest thereon so held by the Trustee or by the paying agents. If a portion of this Bond shall be called for redemption, a new registered Bond in principal amount equal to the unredeemed portion hereof will be issued to the registered owner upon the surrender hereof.

               The holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

               In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds then outstanding under the Indenture may become or may be declared due and payable before the stated maturity thereof, together with the interest accrued thereon.

               Modifications or alterations of the Indenture or any trust indenture supplemental thereto or of the Agreement may be made only to the extent and in the circumstances permitted by the Indenture.

               The transfer of this Bond may be registered by the registered owner hereof in person or by his attorney or legal representative at the principal corporate trust office of the Trustee, located in _________, ________, but only in the manner and subject to the limitations and conditions provided in the Indenture and upon surrender and cancellation of this Bond. Upon any such registration of transfer the Issuer shall execute and the Trustee shall authenticate and deliver in exchange for this Bond a new Bond or Bonds, registered in

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           the name of the transferee, of authorized denominations, in aggregate principal amount equal to the principal amount of this Bond, of the same series and maturity and bearing interest at the same rate.

               No covenant or agreement contained in this Bond or the Indenture shall be deemed to be a covenant or agreement of any member, agent or employee of the Issuer in his individual capacity, and neither the officers of the Issuer nor any official executing this Bond shall be liable personally on this Bond or be subject to any personal liability or accountability by reason of the issuance of this Bond.

               This Bond shall be fully negotiable as an investment security as provided by the laws of the State of Georgia and is issued with the intent that the laws of the State of Georgia shall govern its construction.

               All acts, conditions and things required to happen, exist and be performed precedent to and in the issuance of this Bond and the execution of the Indenture have happened, exist and have been performed as so required.

               This Bond shall not be valid or become obligatory for any purpose or be entitled to any benefit or security under the Indenture until it shall have been authenticated by the execution by the Trustee of the certificate of authentication endorsed hereon.

               IN WITNESS WHEREOF, the Savannah Economic Development Authority has caused this Bond to be executed in its name and on its behalf by the facsimile signature of its President or Vice Chairman and its official seal or a facsimile thereof to be impressed or printed hereon and attested by the manual or facsimile signature of its Secretary or Assistant Secretary.

                                        SAVANNAH ECONOMIC DEVELOPMENT
                                        AUTHORITY



                                        By:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                          (To be endorsed on all Bonds)

                          CERTIFICATE OF AUTHENTICATION

               This Bond is one of the Bonds of the series designated therein and issued under the provisions of the within-mentioned Indenture.

                                        _______________________________,

                                              as Trustee or Tender Agent


           Date: ____________________   By:
                                              Authorized Signatory

                          [FORM OF VALIDATION CERTIFICATE]

                           (To be endorsed on all Bonds)


           STATE OF GEORGIA           SS:
           COUNTY OF CHATHAM


               The undersigned, Clerk of the Superior Court of Chatham County, Georgia, hereby certifies that the within First Series 1996 Bond was validated and confirmed by judgment of the Superior Court of Chatham County, Georgia rendered on the ___ day of ____________, 1996, that no intervention or objection was filed thereto and that no appeal has been taken therefrom.

               IN WITNESS WHEREOF, I have caused this Certificate to be executed by the use of my facsimile signature and have caused the official seal of the Court or a facsimile thereof to be affixed hereto.



                                        Clerk, Superior Court
                                        Chatham County, Georgia

                                   EXHIBIT "C"

                       FORM OF NOTICE FROM TRUSTEE TO OWNER
                 REGARDING CHANGE IN DURATION OF INTEREST PERIOD


           [Name and address of Owner]

               Re: $________________ Savannah Economic Development Authority Industrial Development Revenue Bonds (Savannah Electric and Power Company Project), First Series 1996



               The undersigned officer of __________________________,
           as Trustee with respect to the captioned Bonds, pursuant to the provisions of Section 2.02(c)(ii) of that certain Trust Indenture (the "Indenture"), dated as of January 1, 1996, by and between the Savannah Economic Development Authority and the Trustee, does hereby notify you as follows (capitalized terms used herein shall have the meanings provided in the Indenture):

                    (a) The duration of the Interest Period with respect to the Bonds will be adjusted on ________ 1, ____ (the "Rate Determination Date"). A new Interest Period, having a duration of [one week/one month/three months/six months], shall commence on the Rate Determination Date;

                    (b)  The Preliminary Interest Rate for such
               Interest Period is ____%;

                    (c) SunTrust Bank, Atlanta, as Remarketing Agent, will determine the Adjustable Rate for such Interest Period on the Rate Determination Date; in no event will such rate be lower than the Preliminary Interest Rate designated in paragraph (b) hereof;

                    (d) The date of commencement of such Interest Period is a Tender Date, and you shall be deemed to have tendered your Bonds on such Tender Date unless you shall have directed the Trustee not to purchase your Bonds on such Tender Date by providing the notice attached hereto to the Trustee on or prior to 12:30 P.M., Atlanta, Georgia time on the seventh (7th) day preceding such Tender Date (or, if such day is not a Business Day, the next preceding Business Day);

                    (e) in the event you should provide the notice described in subparagraph (d) above, directing the Trustee not to purchase your Bonds, you will not be entitled to tender your Bonds until the next succeeding Tender Date; and

                    (f)  Any election not to tender given in
               accordance with the procedures described above is irrevocable.


               This ______ day of _________________, ______.

                                   __________________________________,
                                   as Trustee


                                   ___________________________________
                                   Title:

                            ATTACHMENT TO EXHIBIT "C"

                              FORM OF OWNER ELECTION
                               TO RETAIN BONDS UPON
                      CHANGE IN DURATION OF INTEREST PERIOD


           _______________________, [or Successor]
           as Trustee
           Attention:  Corporate Trust Department
           ________________________________
           ________________________________
           ________________________________



               Re:  $____________ Savannah Economic Development
                    Authority Industrial Development Revenue Bonds (Savannah Electric and Power Company Project), First Series 1996


               (Name and address of Registered Holder) hereby irrevocably elects not to tender the following Bonds held by such owner for purchase on the Tender Date as a result of a change in the duration of the Interest Period and, in that connection, does hereby notify you as follows:

                    (a)  Principal amount of Bonds:    _____________;

                    (b)  Bond numbers:                 _____________;

                    (c) The undersigned hereby irrevocably elects not to tender such Bonds on such Tender Date; and

                    (d)  The undersigned acknowledges that the
                         duration of the next Interest Period will differ from the duration of the current
                         Interest Period.

                                        [NAME OF REGISTERED HOLDER]

                                        By:  _________________________
                                             Title:

                                        Dated:  ______________________

                   (hartlatj)wpdocs\71588\80364\trustind.2